UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Tabula Rasa HealthCare, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Letter from Our Chief Executive Officer and Our Independent Chair of the Board of Directors

BRIAN W. ADAMS President and Chief Executive Officer

MICHAEL PURCELL Independent Chair of the Board of Directors

“At TRHC, we are committed to fostering, cultivating and preserving a culture of diversity, equity and inclusion. We are proud to make diversity a priority and to empower team members to work collaboratively to foster inclusion.”

DEAR FELLOW STOCKHOLDERS:

On behalf of our entire Board of Directors and all our employees, we would like to thank you for your investment in Tabula Rasa HealthCare (“TRHC”). Since our inception nearly 15 years ago, we have been building a market leading offering that helps our clients effectively manage the most complex patients in our healthcare system. This year we are pleased to have delivered strong revenue growth while advancing our mission to enable simplified and individualized care to improve the health of those we serve.
2022 was a transformational year for TRHC. We refreshed our board and added three new members — Derek Schrier, Jonathan D. Schwartz, and Ron Mitchell. We separated the roles of Chairman and CEO and created a Strategic Review Committee of the Board to help guide us in identifying near- and long-term value creation opportunities. We made several management changes from the top down, including appointing a new CEO, CFO, Chief People Officer, Chief Legal Officer and our first ever Chief Commercial Officer. We completed the strategic divestitures of the PrescribeWellness, SinfoniaRx and DoseMeRx businesses, enabling us to better concentrate our resources and sharpen our focus on our primary market, the Program of All-Inclusive Care for the Elderly (PACE).
Commitment to Stockholder Engagement
We also listened to your concerns and undertook a comprehensive stockholder engagement program to address areas identified for improvement, including corporate governance and enhanced alignment with stockholders. As a result of those conversations, we have made several important changes, mostly notably in our executive compensation program, which reflects adjustments in our approach to both short-term and long-term incentives and have put forward a proposal to declassify the Board of Directors by the 2024 annual meeting. We believe these changes will enable us to deliver future growth, enhance profitability and accountability, and provide returns to stockholders, while furthering our focus on pay-for-performance and aligning executive and Board interests with those of our stockholders, helping to drive lasting financial performance.
Corporate Responsibility
We believe that operating responsibly and embracing a diversity of opinions and perspectives drives long-term value for our business, stakeholders and employees. We are strengthening our company culture and sharpening our focus on collaboration, professional development and environmentally sustainable business practices. We support volunteerism and empower our employees to create a positive impact in their communities with paid time off to volunteer and charitable giving matches. We are proud to have been named one of America’s Greatest Workplaces 2023 for Diversity by Newsweek and a Champion of Board Diversity by the Forum of Executive Women.

Letter from Our Chief Executive Officer and Our Independent Chair of the Board of Directors

Looking Forward
Moving forward, our team of proven senior executives and highly engaged Board will work together to capitalize on future growth opportunities and strengthen our position in the market. We are uniquely positioned to capture additional share in the PACE market, our largest market today, in which we currently offer an end-to-end pharmacy and medication management solution along with a suite of technology enabled services to help our clients simplify their operations and allocate more resources to patient care. In addition, the solutions we have developed for the PACE market are applicable to healthcare organizations in adjacent markets that have a similar view of financial risk and serve populations with comparable demographics, which opens the door for new and compelling possibilities. These opportunities coupled with our focused cross-selling initiatives give us confidence in our ability to deliver on our growth plans.
TRHC continues to be dedicated to improving patient health and contributing to a world where the delivery of healthcare is personal, the journey is easy, and quality care is accessible to all. Lastly, I want to thank our team members who have worked tirelessly through this transformational year. Their work every day has a powerful, positive effect on patient care and we celebrate each of their accomplishments. We are excited about our future, as we work together as one TRHC to serve our clients, and the patients they care for while driving growth and shareholder value.
Thank you for your continued confidence and support of Tabula Rasa HealthCare.
Sincerely,

Michael Purcell Independent Board Chairman	Brian W. Adams Chief Executive Officer
April 28, 2023

Tabula Rasa HealthCare, Inc. | 228 Strawbridge Drive, Suite 100, Moorestown, NJ 08057 | trhc.com

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
Notice of Annual Meeting of Stockholders
To Be Held on June 9, 2023
DEAR STOCKHOLDER:

You are cordially invited to the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Tabula Rasa HealthCare, Inc., a Delaware corporation (the “Company”), to be held on Friday, June 9, 2023 at 10:00 a.m. Eastern Time. The Annual Meeting will be completely virtual. You will be able to virtually attend the Annual Meeting, vote, view the list of stockholders and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/TRHC2023. You will not be able to attend the Annual Meeting in person.
The Annual Meeting will be held for the following purposes:
Items of Business
1	To elect the director nominees named in this proxy statement;
2	To approve, on an advisory basis, the 2022 compensation of our named executive officers;
3	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
4	To approve an amendment to the Company’s Certificate of Incorporation to declassify the Board of Directors;
5	To approve an amendment to the Company’s Certificate of Incorporation to provide for the exculpation of officers as permitted by Delaware law;
6	To approve an amendment to the Company’s Certificate of Incorporation to add a federal forum selection provision; and
7	To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in this “Proxy Statement.” The record date for the Annual Meeting was April 17, 2023. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment, continuation, or postponement thereof.
Your vote is very important. Whether or not you virtually attend the Annual Meeting, it is important that your shares be represented. You may vote your proxy on the Internet, by telephone, or by mail in accordance with the instructions in the Notice of Availability of Proxy Materials.
By Order of the Board of Directors,
Brian W. Adams
President and Chief Executive Officer
Moorestown, New Jersey
April 28, 2023
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON FRIDAY, JUNE 9, 2023 AT 10:00 A.M. EASTERN TIME
The Proxy Statement and 2022 Annual Report to Stockholders are available at www.proxyvote.com.

Notice of Annual Meeting of Stockholders
You are cordially invited to attend the Annual Meeting via live webcast. Whether or not you expect to virtually attend the Annual Meeting, please complete, date, sign, and return the proxy card, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote if you virtually attend the Annual Meeting via live webcast. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote online during the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

BY MAIL	BY TELEPHONE	VIA THE INTERNET

To vote by mail using a proxy card, request a paper copy of the proxy materials by following the instructions on the Notice and complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

To vote by telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. Have your proxy available when you call. You will be asked to provide the company number and control number from the Notice (or proxy card if you received printed copies of the proxy materials). Your telephone vote must be received by 11:59 p.m. Eastern Time on June 8, 2023 to be counted.
To vote via the internet, go to www.proxyvote.com and follow the on-screen instructions. Your internet vote must be received by 11:59 p.m. Eastern Time on June 8, 2023 to be counted.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	INCORPORATION BY REFERENCE

This Proxy Statement contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this Proxy Statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “will,” “plan,” “project,” “seek,” “should,” “target,” “would,” and similar expressions or variations intended to identify forward-looking statements. For a discussion of some of the specific factors that may cause our actual results to differ materially from those projected in any forward-looking statements, see Part I, Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”), filed with the Securities and Exchange Commission (“SEC”) on March 10, 2023. Actual results could differ materially from those anticipated in the forward-looking statements. We disclaim any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed soliciting material or filed with the SEC, and neither of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference.

WEBSITES
Website addresses referenced in this Proxy Statement are inactive textual references only, and the content on the referenced websites specifically does not constitute a part of this Proxy Statement.

Proxy Summary
ANNUAL MEETING INFORMATION

This proxy summary highlights information generally contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting your shares. The Notice of Internet Availability of Proxy Materials is first being sent or made available on or about April 28, 2023 to all stockholders of record as of the close of business on April 17, 2023. For more complete information regarding the Company’s 2022 performance, please review the 2022 Annual Report.
Date and Time	Virtual Meeting–Live Interactive Webcast
Friday, June 9, 2023 10:00 a.m. Eastern Time	The Annual Meeting will be held via live webcast at www.virtualshareholdermeeting.com/TRHC2023
Record Date	Voting
April 17, 2023
Stockholders of record as of the close of business on April 17, 2023 (the “Record Date”) are entitled to vote at the Annual Meeting. Each outstanding share as of the Record Date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected.

SUMMARY OF MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

The following table summarizes the items that will be brought for a vote of our stockholders at the Annual Meeting, along with the voting recommendations of our Board of Directors (the “Board”) and the required vote for approval. Your vote is very important. Please cast your vote immediately on all proposals to ensure that your shares are represented.
Proposal				Board’s Recommendation	Further Information, See Page
1	Election of six directors			FOR each director nominee	14
	• Brian W. Adams • Kathrine O’Brien	• Michael Purcell • Ronald Mitchell	• Derek C. Schrier • Jonathan D. Schwartz
2	Approval, on an advisory basis, of the 2022 compensation of our named executive officers			FOR	36
3	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023			FOR	65
4	Approval of an amendment to the Company’s Certificate of Incorporation to declassify the Board of Directors			FOR	67
5	Approval of an amendment to the Company’s Certificate of Incorporation to provide for the exculpation of officers			FOR	71
6	Approval of an amendment to the Company’s Certificate of Incorporation to add a federal forum selection provision			FOR	74
Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	1

Proxy Summary
2022 BUSINESS HIGHLIGHTS AND STRATEGIC OUTLOOK

During 2022, management and the Company’s Board of Directors (the “Board”) took a number of transformational steps aimed at repositioning the Company for long-term success and profitable growth. Following our September 2022 entry into a cooperation agreement with our largest stockholder, these changes included a leadership transition, refreshment of our Board and enhanced corporate governance practices. We also strengthened our management team during 2022 and successfully divested three non-core businesses — PrescribeWellness, DoseMe and Sinfonía — by early 2023. We believe that these steps will help pave the way for the Company to refocus its vision and better deliver consistent execution of our financial and strategic objectives.
$299.5M 15% increase	Four changes	Three divestitures of non-core businesses	+16% increase
Revenue	Executive Leadership	Non-Core Assets	PACE Revenue Per Participant Per Month
Full year 2022 revenue from continuing operations of $299.5 million, an increase of 15% compared to 2021.
Mr. Brian Adams was appointed Interim Chief Executive Officer in September 2022. In April 2023, following seven months of interim service, Mr. Adams was formally appointed as the Company’s Chief Executive Officer.
Leaders with diverse experience in organizational transformations joined the Company with Mr. Thomas Cancro as Chief Financial Officer, Ms. April Gill as Chief Commercial Officer, and Ms. Kathleen Larkin as Chief People Officer.
In addition, we refreshed the Board with three new members in connection with our September 2022 entry into a cooperation agreement with our largest stockholder.
Between August 2022 and March 2023, the Company divested three non-core businesses, enabling greater focus on our core operations and strategic priorities.
PACE average revenue per participant per month was $494 as compared to $427 at December 31, 2021, which was driven by cross-selling. At December 31, 2022, 38% of the PACE participants we served utilized our medication services as compared to 34% at December 31, 2021.

In an effort to drive greater future internal efficiencies and increased client satisfaction, we are engaging in a number of initiatives including:
•
increased automation and expansion of our pharmacy lab facilities to gain scale and support future demand;

•
alignment of our operations with the new leadership structure to focus on strategic priorities and gain organizational economies of scale; and

•
commercialization of our significant body of research and development, which demonstrates the improved outcomes achievable with the use of our proprietary technology-enabled solutions.

These actions and additional ongoing efforts give us confidence in our plans to sharpen our focus and provide a foundation for sustainable and profitable growth.

2	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Proxy Summary
STOCKHOLDER OUTREACH AND SAY-ON-PAY VOTE

At the 2022 Annual Meeting, we asked our stockholders to approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for the 2022 Annual Meeting. Approximately 25% of the votes cast were in favor of the non-binding advisory, or “say-on-pay,” vote to approve the compensation of the named executive officers at the 2022 Annual Meeting.
On September 13, 2022, the Company entered into a cooperation agreement (the “Cooperation Agreement”) with our largest stockholder, Indaba Capital Management, L.P. (“Indaba”). In entering into the Cooperation Agreement, the Company agreed to significant changes to our corporate governance structure, including immediate changes to Board and management composition. Additionally, we have undertaken a comprehensive review of our executive compensation program to align with our change in leadership and overall governance changes. Changes to our 2023 executive compensation program include increasing the weighting of performance share units (“PSUs”) from 50% of total long-term incentive compensation to 75% of long-term incentive compensation. We believe that these changes will serve to strengthen the relationship between the Company and its stockholders.
We believe that investor outreach is key to our commitment to engagement, communication, and transparency with our stockholders. We welcome stockholder feedback with respect to our executive compensation programs. Please see the section entitled “Stockholder Communications with the Board of Directors” for information on how to contact the Compensation Committee or the full Board. The Compensation Committee intends to continue to monitor stockholder concerns, including the results of future say-on-pay votes in making future decisions affecting the compensation of the named executive officers.
CORPORATE RESPONSIBILITY, ESG AND GOVERNANCE HIGHLIGHTS

We believe that operating responsibly creates long-term value for our business, stockholders and community.
•
We strive to create a respectful and inclusive workplace culture where all of our employees are given an opportunity to thrive.

•
We seek to develop compassionate and inspiring leaders by supporting community service and volunteer opportunities for our employees.

•
We value professional development and provide meaningful training opportunities for our employees to promote engagement, retention and performance.

Key areas of our corporate and social responsibility programs include:
Human Capital
We strongly believe that our success depends on open and regular communication with employees to help foster a high performing and engaged workforce. We use a variety of digital, in-person and video conferencing channels to facilitate open and direct communication to help ensure that employees fully understand the Company’s long-term strategy, annual goals and how their work contributes to the Company’s success. We hold regular town hall, team and leadership meetings to enable clear, consistent and reliable dialogue with employees on key organizational and business topics.

Diversity, Equity, and Inclusion
We embrace differences, diversity and varying perspectives among our employee base, and we are an equal opportunity employer. We have a zero-tolerance policy regarding any type of harassment and discrimination. We believe in respecting every employee and expect our staff to show respect for everyone.
We believe that our company culture relies on collaboration and input from multiple perspectives. We also believe that building upon our diversity, equity and inclusion (“DEI”) initiatives is key to engaging in responsible business practices. Our DEI committee provides training for all of our employees, and we offer multiple employee resource groups.

## AS OF DECEMBER 31, 2022

### Women in the Workforce

68%

### Women In Management

56%

### Women on the Board

55%

As of December 31, 2022, 68% of our employees and 56% of our managers self-identified as female. Moreover, as of December 31, 2022, 55% of our Board self-identified as diverse.

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	3

Proxy Summary
Environmental Responsibility
Our goal is to conduct business in an environmentally sustainable manner and to be a responsible corporate citizen. We aim to integrate sustainable policies and practices into our daily operations and encourage our employees to be conscious of their environmental footprint while at work. Highlights of our environmental policies and practices include:
•
Our corporate headquarters in Moorestown, New Jersey earned the highest rating of the LEED certification program and features a number of energy-saving features designed to reduce our environmental impact.

•
We provide a Green Education program for all occupants at our corporate headquarters to inform and educate on sustainable building practices.

Community and Volunteer Services
We believe that supporting employee volunteerism builds a strong corporate culture while making a real difference in the communities where we live and work. We empower our people to create a positive impact and support their efforts by providing paid time off to volunteer. Examples of the organizations and causes we recently supported include:
•
As part of our Mission Day program, we encourage each of our employees to take a paid day off from work each year and devote that day to community service with the charitable organization of their choice.

•
We sponsor workplace donation events to support local non-profits and charities, such as our end of the year donation drive to collect supplies for a local animal shelter.

•
We also support team members’ giving to charitable organizations to support worthy causes and giving back to the communities where we live and work. Team members can make gifts to eligible charitable organizations by using their personal charitable giving fund at Charityvest.org. We match up to $100 per employee per year in charitable giving.

Professional Development and Training
We are committed to developing talent and leadership in our employees. We offer ongoing training programs in our offices and also support our employees in pursuing external education opportunities. Notable aspects of our training and development framework include:
•
Our TRHC University sponsors a variety of programs and events designed to develop leadership skills and cultivate our corporate culture. Examples include our Manager Development Series for new managers, education, and training support for performance management initiatives and Cultivating Corporate Culture Events, which provide experiences and discussions about “The TRHC Way.” We also provide our pharmacists and technicians with preparatory materials and training to assist them in meeting their ongoing certification and continuing education obligations.

•
We offer financial assistance to eligible employees to pursue job-related advanced degrees, as well as monthly contributions to eligible employees for the repayment of certain student loans incurred in connection with advanced degrees.

High Corporate Governance Standards
In addition, we believe that high corporate governance standards promote the long-term interests of our Company and maximize stockholder value, while strengthening Board and management accountability. Key areas of our governance framework include:
•
Highly Talented, Skilled Board of Directors. Our directors bring to our Board a wide variety of skills, qualifications and viewpoints that strengthen the Board’s ability to carry out its oversight role on behalf of our stockholders. The table on page 22 of this Proxy Statement summarizes the professional background and experience that each director brings to the Board, as well as the Board’s determination as to the independence of each director and the committees of the Board (collectively, the “Committees”) on which each director currently serves.

•
Diversity. We believe the broad spectrum of skills, qualities, education and lived experiences and the diversity of backgrounds of our directors provide us with a diverse range of perspectives to address our evolving needs and to represent the best interests of our stockholders. Over half of our current Board members self-identify as diverse, and we were named among America’s greatest workplaces for diversity in 2023 by Newsweek.

4	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Proxy Summary
High Corporate Governance Standards
•
Protections Against Director Overboarding. The Board appreciates that serving on a public board of directors is a significant responsibility and time commitment. To this end, our Corporate Governance Guidelines provide that directors must notify the Chair of the Board and Chair of the Nominating and Governance Committee prior to accepting an invitation to serve on the board or committee of another company.

•
Robust Director Evaluation Process. We conduct self-assessments of the Board and its Committees annually. The Board believes it is important to assess both its overall performance and the performance of its Committees, and to solicit and act upon feedback received, where appropriate. As part of the Board’s self-assessment process, directors consider various topics related to Board composition, structure, effectiveness, and responsibilities, as well as the overall mix of director skills, experience, and backgrounds.

•
Meaningful Stock Ownership Guidelines. Our Board previously approved stock ownership guidelines for our executive officers and directors. Mr. Brian Adams is required to hold Company common stock in an amount of five times his base salary, and Messrs. Thomas Cancro and Michael Greenhalgh are required to hold three times their respective base salaries in Company common stock. The ownership requirement for directors is five times their annual cash retainer.

•
Robust Clawback Policy. Our Board adopted a robust clawback policy that provides that, in the event of a financial restatement caused by the Company’s material noncompliance with applicable financial reporting requirements, our Board may require that an officer repay the difference between the amount of his or her incentive-based compensation that would have been paid based on proper reporting of the financial results and the amounts actually received by the officer. We are aware of the final SEC clawback rules and the pending Nasdaq clawback listing standards. We expect in 2023 to review and revise our clawback policy in connection with the final rules and listing standards regarding recovery of erroneously awarded compensation as promulgated by the SEC and Nasdaq in 2022 and 2023, respectively.

•
Anti-Hedging Policy. Our insider trading policy prohibits our officers, directors, and employees from engaging in hedging transactions as well as speculative or short-term trading with respect to our stock.

•
Ongoing Stockholder Engagement. We welcome feedback and value regular dialogue with our stockholders.

Tabula Rasa was named among America’s Greatest Workplaces 2023 for Diversity by Newsweek
In October 2022, TRHC was honored as a Champion of Board Diversity by The Forum of Executive Women, which recognized 35 of the top 100 public companies in the Philadelphia region for having 30% or more women on their respective boards.

BOARD OF DIRECTORS OVERVIEW

Currently, our Board is divided into three classes: Class I, Class II and Class III, with each class serving a staggered three-year term. The terms of the four Class I directors are expiring at the Annual Meeting. The Board has recommended that Class I directors Brian Adams, Kathrine O’Brien and Michael Purcell be nominated for re-election to the Board. Dr. Jan Berger is not standing for re-election at the Annual Meeting and the Board thanks Dr. Berger for her years of service to the Company.
Pursuant to the Cooperation Agreement, Ronald Mitchell, Jonathan D. Schwartz and Derek C. Schrier were appointed to the Board and each currently serve as Class III directors. Under the terms of the Cooperation Agreement, Messrs. Mitchell, Schrier and Schwartz are voluntarily standing for re-election this year.
The following table provides information on the Class I and Class III director nominees and for each director continuing in office after the Annual Meeting, in each case as of April 13, 2023.

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	5

Proxy Summary
Director Name and Principal Occupation	Age	Director Since	Independent	Tabula Rasa Committee Membership
				Audit	Compensation	Nominating & Governance	Scientific Application	Strategic Review
NOMINEES FOR DIRECTOR
CLASS I — DIRECTOR NOMINEES TO SERVE UNTIL THE 2026 ANNUAL MEETING
Brian Adams President and Chief Executive Officer	42	2023
Kathrine O’Brien Former Vice President, Skin and Marketing Services, Unilever North America	60	2018
Michael Purcell Independent consultant for several venture funds; former Audit Partner, Deloitte & Touche LLP	66	2018
CLASS III — DIRECTORS WITH TERMS EXPIRING AT THE 2025 ANNUAL MEETING
Ronald Mitchell Co-Founder and Chief Executive Officer, Humanity Health Inc.	52	2022
Derek C. Schrier Founder, Managing Partner, and Chief Investment Officer, Indaba Capital Management, L.P.	56	2022
Jonathan D. Schwartz Interim General Counsel, The Brookings Institution	61	2022
DIRECTORS CONTINUING IN OFFICE
CLASS II — DIRECTORS WITH TERMS EXPIRING AT THE 2024 ANNUAL MEETING
Dr. Samira Beckwith President and Chief Executive Officer, Hope Healthcare	70	2017
Dr. Dennis K. Helling Executive Director Emeritus, Pharmacy Operations & Therapeutics, Kaiser Permanente Colorado	74	2017
RADM Pamela Schweitzer Retired Assistant Surgeon General and Chief Pharmacy Officer, United States Public Health Service	64	2019
Number of Meetings in 2022	Board — 24			Five	11	Four	One	Four
Independent Chair of the Board	Committee Chair	Committee Member	Audit Committee financial expert

6	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Questions and Answers about the Annual Meeting
PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS — JUNE 9, 2023 AT 10 A.M. EASTERN TIME

Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including any adjournments, continuations, or postponements of the meeting. All stockholders have the ability to access the proxy materials on the website referred to in the Notice or may request to receive a printed copy of the proxy materials. Instructions on how to access the proxy materials via the internet or to request a printed copy may be found in the Notice.
The Notice is first being sent or made available on or about April 28, 2023 to all stockholders of record as of the close of business on April 17, 2023 (the “Record Date”).
Who can vote at the Annual Meeting?
Only stockholders of record as of the Record Date are entitled to receive the Notice and to vote at the Annual Meeting. On the Record Date, there were [•] shares of common stock outstanding and entitled to vote at the Annual Meeting. If you are a holder of record of our common stock as of the Record Date, you may vote the shares of common stock that you held on the Record Date even if you sell such shares after the Record Date. Each outstanding share of common stock as of the Record Date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director nominee. Stockholders do not have the right to cumulative voting for the election of directors.
STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME
If, on the Record Date, your shares of common stock were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or vote by proxy via the internet, or by telephone by following the instructions provided in the Notice or, if you request printed copies of the proxy materials, you may vote by mail. Whether or not you plan to virtually attend the Annual Meeting, we urge you to fill out and return the proxy card or to use internet or telephone voting to ensure your vote is counted.
BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF A BROKER, BANK OR OTHER AGENT
If, on the Record Date, your shares of common stock were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of such shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares of common stock in your account. Your brokerage firm, bank, or other agent will not be able to vote on “non-routine” matters unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares of common stock. However, your brokerage firm, bank, or other agent will be able to vote your shares of common stock on “routine” matters without your instructions.
As a beneficial holder, you are also invited to virtually attend the Annual Meeting. Beneficial holders may vote online at the Annual Meeting only by first obtaining a 16-digit control number from their broker (typically found on the
Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	7

Questions and Answers about the Annual Meeting
voting instruction form). If you hold your shares of common stock in street name and want to participate in the virtual Annual Meeting, but did not receive a 16-digit control number, you must contact your broker for instructions to access the meeting.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares of common stock held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares of common stock are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares of common stock with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. We believe the only “routine” matter to be voted on at the Annual Meeting is Proposal 3 — Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
What am I voting on?
There are six matters scheduled for a vote:
Proposal
1	Election of the director nominees named in this Proxy Statement.
2	Approval, on an advisory basis, of the 2022 compensation of our named executive officers.
3	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
4	Approval of an amendment to the Company’s Certificate of Incorporation to declassify the Board of Directors.
5	Approval of an amendment to the Company’s Certificate of Incorporation to provide for the exculpation of officers as permitted by Delaware Law.
6	Approval of an amendment to the Company’s the Certificate of Incorporation to add a federal forum selection provision.
How does the Board recommend that I vote, and what vote is required for each proposal?
Proposal		Board Recommendation	Available Voting Selections	Voting Approval Standard	Effect of Withhold or Abstention	Effect of Broker Non-Vote
1	Election of six directors: • Brian W. Adams • Kathrine O’Brien • Michael Purcell • Ronald Mitchell • Derek C. Schrier • Jonathan D. Schwartz	FOR all six director nominees	• “FOR,” or • “WITHHOLD”	Plurality: the director nominees who receive the greatest number of votes cast “FOR” are elected as directors	No effect	No effect
2	Approval, on an advisory basis, of the compensation of our named executive officers(1)	FOR	• “FOR,” • “AGAINST,” or • “ABSTAIN”	Majority of shares present and entitled to vote on the subject matter	Counted as a vote against	No effect
3	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023(2)	FOR	• “FOR,” • “AGAINST,” or • “ABSTAIN”	Majority of shares present and entitled to vote on the subject matter	Counted as a vote against	No effect(3)

8	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Questions and Answers about the Annual Meeting
Proposal		Board Recommendation	Available Voting Selections	Voting Approval Standard	Effect of Withhold or Abstention	Effect of Broker Non-Vote
4	Approval of an amendment to the Company’s Certificate of Incorporation to declassify the Board of Directors	FOR	• “FOR,” • “AGAINST,” or • “ABSTAIN”	The affirmative vote of the holders of at least 66 2∕3% of the voting power of all outstanding shares entitled to vote	Counted as a vote against	No effect
5	Approval of an amendment to the Company’s Certificate of Incorporation to provide for the exculpation of officers as permitted by Delaware law	FOR	• “FOR,” • “AGAINST,” or • “ABSTAIN”	The affirmative vote of the holders of at least 66 2∕3% of the voting power of all outstanding shares entitled to vote	Counted as a vote against	No effect
6	Approval of an amendment to the Company’s Certificate of Incorporation to add a federal forum selection provision	FOR	• “FOR,” • “AGAINST,” or • “ABSTAIN”	The affirmative vote of the holders of at least 66 2∕3% of the voting power of all outstanding shares entitled to vote	Counted as a vote against	No effect

(1)
This vote is merely advisory and is not binding on us, our Board, or our Compensation Committee.

(2)
This vote is merely advisory and is not binding on us, our Board, or our Audit Committee.

(3)
As this is a “routine” matter, brokers have discretion to vote on this item.

What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I virtually attend the Annual Meeting?
This year’s Annual Meeting will be a completely virtual meeting of stockholders and will be conducted via live webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the close of business on April 17, 2023 or if you hold a valid proxy for the Annual Meeting.
To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/TRHC2023, you must enter the control number on your Notice or your proxy card (if you received a printed copy of the proxy materials). You also may vote online, submit your questions, and examine our stockholder list during the Annual Meeting by following the instructions provided on the meeting website during the Annual Meeting.
You will be able to participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/
TRHC2023. You also will be able to vote your shares of common stock and submit questions during the Annual Meeting via the meeting website. During the live Q&A session of the meeting, members of our executive leadership team will answer questions as they come in and as time permits. To ensure the meeting is conducted in a manner that is fair to all stockholders, the chair of the Annual Meeting may exercise broad discretion in recognizing stockholders who wish to participate, the order in which questions are asked, and the amount of time devoted to any one question. However, we reserve the right to edit or reject questions we deem inappropriate.
The meeting webcast will begin promptly at 10:00 a.m. Eastern Time on June 9, 2023. Online access will begin at 9:45 a.m. Eastern Time, and we encourage you to access the meeting prior to the start time.
The virtual meeting platform is fully supported across browsers and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. We will have technicians ready to assist you with any technical difficulties you may have. You will have the ability to test the systems before the Annual Meeting starts, and a technical support phone number will be provided when the meeting opens.

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	9

Questions and Answers about the Annual Meeting
How do I vote?
The procedures for voting are as follows:
STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME
If you are a stockholder of record on the Record Date, you may vote online during the Annual Meeting, vote by proxy over the telephone, vote by proxy via the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver to you. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still virtually attend the Annual Meeting and vote online during the Annual Meeting even if you have already voted by proxy.

DURING THE MEETING	BY MAIL	BY TELEPHONE	VIA THE INTERNET

To vote online during the meeting, go to www.virtual
shareholdermeeting.com/
TRHC2023 while the polls remain open and follow the on-screen instructions. You will need your control number from the Notice (or proxy card if you received printed copies of the proxy materials).

To vote by mail using a proxy card, request a paper copy of the proxy materials by following the instructions on the Notice and complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

To vote by telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. Have your proxy available when you call. You will be asked to provide the company number and control number from the Notice (or proxy card if you received printed copies of the proxy materials). Your telephone vote must be received by 11:59 p.m. Eastern Time on June 8, 2023 to be counted.
To vote via the internet, go to www.proxyvote.com and follow the on-screen instructions. Your internet vote must be received by 11:59 p.m. Eastern Time on June 8, 2023 to be counted.
BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF BROKER, BANK OR OTHER AGENT
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Follow the voting instructions in the Notice to ensure that your vote is counted. Street name holders may vote online at the Annual Meeting only if they obtain a 16-digit control number from their broker (typically found on their voting instruction form). If you hold your shares in street name and want to participate in the virtual Annual Meeting but did not receive a 16-digit control number, you must contact your broker for instructions to access the meeting.
Please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the Record Date.
What happens if I do not vote?
STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, via the internet, or during the Annual Meeting, your shares will not be voted.
BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF BROKER, BANK OR OTHER AGENT
See “What are broker non-votes?” below.

10	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Questions and Answers about the Annual Meeting
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “FOR” the election of each of Brian W. Adams, Kathrine O’Brien, Michael Purcell, Ronald Mitchell, Derek C. Schrier, and Jonathan D. Schwartz as directors, “FOR” the approval of the 2022 compensation of our named executive officers, “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, “FOR” the approval of an Amendment of the Certificate of Incorporation to declassify the Board of Directors, “FOR” the approval an Amendment of the Certificate of Incorporation to provide for the exculpation of officers as permitted by Delaware law, and “FOR” the approval of an Amendment of the Certificate of Incorporation to add a federal forum selection provision. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using their best judgment.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are virtually present at the Annual Meeting or represented by proxy. On the Record Date, there were [•] shares outstanding and entitled to vote. Thus, the holders of  [•] shares must be virtually present or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or the holders of a majority of shares virtually present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to a later date.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, by email, by text message, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the reasonable cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares of common stock may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.
STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME
If you are the record holder of your shares of common stock, you may revoke your proxy in any one of the following ways:
•
You may submit another properly completed proxy card with a later date.

•
You may grant a subsequent proxy by telephone or the internet.

•
You may send a timely written notice that you are revoking your proxy to our Secretary, Richard W. Rew, II, at:

Tabula Rasa HealthCare, Inc.
228 Strawbridge Drive, Suite 100
Moorestown, New Jersey 08057

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	11

Questions and Answers about the Annual Meeting
•
You may virtually attend the Annual Meeting and vote via live webcast. Virtual attendance at the Annual Meeting will not, by itself, revoke your proxy. You must also vote online during the Annual Meeting.

Your most current proxy card or telephone or internet proxy is the one that is counted.
BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF BROKER, BANK, OR OTHER AGENT
If your shares are held by your broker, bank, or other agent as a nominee, you should follow the instructions provided by your broker, bank, or other agent.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be eligible for inclusion in the Company’s 2024 proxy statement, stockholder proposals submitted in accordance with SEC Rule 14a-8 must be received by us at our principal executive offices by the close of business on [December 30], 2023, unless we change the date of the 2024 Annual Meeting of Stockholders by more than 30 days from the anniversary date of this Annual Meeting. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement for the 2024 Annual Meeting of Stockholders and proxy in accordance with regulations governing the solicitation of proxies.
Stockholders who wish to submit a proposal that is not intended to be included in our annual meeting proxy statement but to be presented for consideration at the 2024 Annual Meeting of Stockholders, or who propose to nominate a candidate for election as a director at the 2024 Annual Meeting of Stockholders, are required by our Amended and Restated Bylaws (our “Bylaws”) to provide notice of such proposal or nomination no later than the close of business on March 11, 2024, but no earlier than the close of business on February 9, 2024, to be considered for a vote at next year’s annual meeting unless we change the date of the 2024 annual meeting by more than 30 days from the anniversary date of this Annual Meeting.
Further, the deadline for providing notice to the Company under Rule 14a-19, the SEC’s universal proxy rule, of a shareholder’s intent to solicit proxies on the Company’s proxy card in support of director nominees submitted in accordance with the advance notice provisions of our Bylaws for the 2024 Annual Meeting of Stockholders is February 27, 2024. This deadline under Rule 14a-19 does not supersede or replace any of the timing requirements for advance notice under our Bylaws. The supplemental notice and information required under Rule 14a-19 is in addition to the advance notice requirements of our Bylaws and does not extend the deadline specified in the Bylaws.
Any proposal, nomination, or notice must contain the information required by our Bylaws and be delivered to our principal executive offices at:
Tabula Rasa HealthCare, Inc.
c/o Secretary
228 Strawbridge Drive, Suite 100
Moorestown, New Jersey 08057.
How are proxy materials distributed?
Under rules adopted by the SEC, we are sending the Notice to our stockholders of record and beneficial owners as the Record Date. Stockholders will have the ability to access the proxy materials, including this Proxy Statement and our 2022 Annual Report, on the internet at www.proxyvote.com or request a printed or electronic set of the proxy materials at no charge. Instructions on how to access the proxy materials via the internet and how to request a printed copy may be found on the Notice.
In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder who chooses to receive future proxy materials by email will receive an email prior to next year’s annual meeting

12	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Questions and Answers about the Annual Meeting
with instructions containing a link to those materials and a link to the proxy voting website. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Who can help answer my questions?
If you have questions about the Annual Meeting, you should contact our Secretary, Brian Adams, at:
Tabula Rasa HealthCare, Inc.
228 Strawbridge Drive, Suite 100
Moorestown, New Jersey 08057.
Does the Company participate in householding?
In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as “householding,” that permit us to deliver, in certain cases, only one Notice, 2022 Annual Report, Proxy Statement, or other proxy materials, as applicable, to multiple stockholders sharing the same address, unless we have received contrary instructions from one or more of the stockholders. If you received a householded mailing this year and would like to have additional copies of the Notice, 2022 Annual Report, Proxy Statement, or other proxy materials sent to you, please submit your request directed to Corporate Secretary, Tabula Rasa HealthCare, Inc., 228 Strawbridge Drive, Suite 100, Moorestown, New Jersey 08057, 856-840-4860 and we will deliver the requested materials promptly. If you hold your stock in street name, you may revoke your consent to householding at any time by notifying your broker.
If you are currently a stockholder sharing an address with another of our stockholders and wish to have your future proxy materials householded, or if your materials are currently householded and you would prefer to receive separate materials in the future, please contact our Secretary at the above address or telephone number.

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	13

Proposal 1—Election of Directors
Currently, our Board is divided into three classes: Class I, Class II, and Class III, with each class serving a staggered three-year term. Vacancies on the Board, including newly created directorships, may be filled only by persons elected by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors that may serve on the Board, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The three Class I director nominees this year are Brian W. Adams, Kathrine O’Brien and Michael Purcell, each of whom are current Class I directors.
Pursuant to the Cooperation Agreement, Ronald Mitchell, Jonathan D. Schwartz and Derek C. Schrier were appointed to the Board and each currently serve as Class III directors. Under the terms of the Cooperation Agreement, Messrs. Mitchell, Schrier and Schwartz are voluntarily standing for re-election this year. The Board is seeking stockholder approval at the Annual Meeting to declassify the Board and provide for the annual election of directors (see Proposal 4 in this Proxy Statement). If the stockholders elect the three Class I and three Class III nominees proposed by the Board and also approve Proposal 4, each such director will hold office for a one-year term expiring at the 2024 Annual Meeting of Stockholders. However, if the stockholders elect the elect the three Class I and three Class III nominees proposed by the Board, but do not approve Proposal 4, the Class I nominees will hold office for a three-year term expiring at the 2026 Annual Meeting of Stockholders and the Class III nominees will hold office until the 2025 Annual Meeting of Stockholders.
The Board currently has the following ten members.
CLASS I	CLASS II	CLASS III
Term Expiring at the 2026 Annual Meeting	Term Expiring at the 2024 Annual Meeting	Term Expiring at the 2025 Annual Meeting
• Brian W. Adams • Kathrine O’Brien • Michael Purcell • Dr. Jan Berger*	• Dr. Samira Beckwith • Dr. Dennis K. Helling • RADM Pamela Schweitzer	• Ronald Mitchell • Derek C. Schrier • Jonathan D. Schwartz

*
Dr. Jan Berger is a Class I director but is not standing for re-election at the annual meeting.

No director, director nominee, or executive officer is related to any other director, director nominee, or executive officer of TRHC by blood, marriage, or adoption. Except for the Cooperation Agreement, there are no arrangements or understandings between any director nominee and any other person pursuant to which each such director nominee was selected.
Directors are elected by a plurality of the votes of the holders of shares of common stock present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, each of Brian W. Adams, Kathrine O’Brien, Michael Purcell, Ronald Mitchell, Derek C. Schrier and Jonathan D. Schwartz will be elected if he or she receives a plurality of the votes cast. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of Brian W. Adams, Kathrine O’Brien, Michael Purcell, Ronald Mitchell, Derek C. Schrier and Jonathan D. Schwartz. If Brian W. Adams, Kathrine O’Brien, Michael Purcell, Ronald Mitchell, Derek C. Schrier and Jonathan D. Schwartz becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for such person will instead be voted for the election of a substitute nominee proposed by our Board. Brian W. Adams, Kathrine O’Brien, Michael Purcell, Ronald Mitchell, Derek C. Schrier and Jonathan D. Schwartz have each agreed to serve if elected. Our management has no reason to believe that Brian W. Adams, Kathrine O’Brien, Michael Purcell, Ronald Mitchell, Derek C. Schrier and Jonathan D. Schwartz will be unable to serve.
CURRENT BOARD COMPOSITION

The following table provides information on the director nominees as of April 17, 2023 and for each director continuing in office after the Annual Meeting. As noted above, Dr. Jan Berger, who has served as a director since 2017, is not standing for re-election at the Annual Meeting.
14	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Proposal 1—Election of Directors
NOMINEES FOR DIRECTOR
CLASS I―TERM EXPIRING AT ANNUAL MEETING OF STOCKHOLDERS IN 2026
Name	Age	Director Since
• Mr. Brian Adams	42	2023
• Ms. Kathrine O’Brien	60	2018
• Mr. Michael Purcell	66	2018
CLASS II―TERM EXPIRING AT ANNUAL MEETING OF STOCKHOLDERS IN 2025
Name	Age	Director Since
• Mr. Ronald Mitchell	52	2022
• Mr. Derek C. Schrier	56	2022
• Mr. Jonathan D. Schwartz	61	2022
DIRECTORS CONTINUING IN OFFICE
CLASS III―TERM EXPIRING AT ANNUAL MEETING OF STOCKHOLDERS IN 2024
Name	Age	Director Since
• Dr. Samira Beckwith	70	2017
• Dr. Dennis K. Helling	74	2017
• RADM Pamela Schweitzer	64	2019
BOARD DIVERSITY

As shown in the table below, the majority of our directors serving as of March 31, 2023 self-identify as diverse, as of such date.
BOARD DIVERSITY MATRIX (AS OF MARCH 31, 2023)
Total Number of Directors	Nine

Board Diversity	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	5	—	—
Part II: Demographic Background
African American or Black		1
Alaskan Native or Native American
Asian
Hispanic or Latinx	1
Native Hawaiian or Pacific Islander
White	3	4
Two or More Races or Ethnicities	1
LGBTQ+	1
Did Not Disclose Demographic Background	1
Directors who are Military Veterans	1
Directors who identify as Middle Eastern

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	15

Proposal 1—Election of Directors
Board statistics as of March 31, 2023
CLASS I NOMINEES STANDING FOR ELECTION FOR A THREE-YEAR TERM, EXPIRING AT THE 2026 ANNUAL MEETING

MR. BRIAN W. ADAMS
Age 42 President and Chief Executive Officer since 2023 Director since 2023
Career Highlights
Tabula Rasa HealthCare, Inc.
•
President and Chief Executive Officer (2023 to present)

•
Interim Chief Executive Officer (2022 to 2023)

•
Co-President and Chief Financial Officer (November 2021 to February 2022)

•
Chief Financial Officer (2014 to 2021)

CareKinesis
•
Vice President of Finance and Director of Finance (2011 to 2014)

KPMG LLP
•
Associate Director of Finance and Accounting (2007 to 2011)

excelleRx, Inc.
•
Manager of Financial Planning and Analysis (2005 to 2007)

Other Current Board Service
•
None

Education
•
Bachelor of Science in Business Administration, with a concentration in Finance, The University of Richmond, Robins School of Business

Qualifications
The Board believes that Mr. Adams’ extensive experience serving as Chief Executive Officer and formerly as Co-President and Chief Financial Officer of the Company makes him a valuable member of our Board.

16	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Proposal 1—Election of Directors
MS. KATHRINE O’BRIEN
Age 60 Director since 2018 INDEPENDENT Committees • Compensation (Chair) • Nominating and Governance
Career Highlights
•
Consultant, having led marketing teams for personal care and foods over the course of her career (2018 to present)

Unilever, an international consumer goods company
•
Vice President and General Manager for Skin and Marketing Services (2014 to 2018)

•
Vice President, Marketing Services (2012 to 2014)

•
Served in various other roles (1984 to 2012)

Other Current Board Service
•
Lehigh Valley Hospital Network Board of Trustees (since 2017)

•
Health Network Lab (since 2019)

Previous Board Service
•
AMAG Pharmaceuticals, Inc. (Nasdaq: AMAG) (2019 to 2020, when the company was sold)

•
ZO Skin Health (2021 to 2022)

Education
•
Master of Business Administration, Columbia University

•
Bachelor of Arts in Economics, Boston College

Qualifications
The Board believes that Ms. O’Brien’s extensive experience as a marketing executive makes her a valuable member of our Board.

MR. MICHAEL PURCELL
Age 66 Independent Chair of the Board since 2022 Director since 2018 INDEPENDENT Committees • Audit (Chair and Financial Expert) • Strategic Review
Career Highlights
•
Financial advisor to several emerging growth companies (2017 to present)

•
Certified Public Accountant, who has provided assurance and advisory services to public and private enterprise clients of all sizes over the course of his career

Deloitte & Touche LLP
•
Consultant (2015 to 2017)

•
Audit Partner (1979 to 2015)

Other Current Board Service
•
International Money Express, Inc. (Nasdaq: IMXI) (since 2018)

•
Hyperion Bank (since 2018)

•
CFG Bank (since 2017)

•
Ben Franklin Technology Partners (since 2016)

•
Sits on the boards of several academic and community organizations

Education
•
Member of the American Institute of Certified Public Accountants

•
Member of the Pennsylvania Institute of Certified Public Accountants.

•
Master in Business Administration, Drexel University

•
Bachelor of Science, Lehigh University

Qualifications
The Board believes that Mr. Purcell’s extensive finance and audit experience makes him a valuable member of our Board.

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	17

Proposal 1—Election of Directors
CLASS III NOMINEES VOLUNTARILY STANDING FOR RE-ELECTION, FOR A TERM EXPIRING AT THE 2025 ANNUAL MEETING

MR. RONALD MITCHELL
Age 52 Director since 2022 INDEPENDENT Committees • Compensation • Strategic Review
Career Highlights
Humanity Health Inc., a leading executive recruitment and development platform for the healthcare and life sciences industry
•
Chief Executive Officer and Co-founder (2021 to present)

Virgil Holdings Inc., an enterprise SaaS company that owns and operates Hcareers and Virgil Careers
•
Chief Executive Officer (2015 to 2020)

Other Current Board Service
•
ON24, Inc. (NYSE: ONTF) (since 2023)

•
Humanity Health Inc. (since 2022)

•
Advancium Health Network (since 2021)

•
WeSolar Inc. (since 2020)

Previous Board Service
•
Virgil Holdings, Inc. (2018-2020)

•
CareerCore, Inc. (2005-2016)

Education
•
Master’s in Business Administration, Harvard Business School

•
Bachelor of Arts, Harvard College

Qualifications
The Board believes that Mr. Mitchell’s extensive experience in talent acquisition and development for fast-growing healthcare companies makes him a valuable member of our Board.

MR. DEREK SCHRIER
Age 56 Director since 2022 INDEPENDENT Committees • Strategic Review (Chair)
Career Highlights
Indaba Capital Management, L.P.
•
Founder, Managing Partner, and Chief Investment Officer (2010 to present)

Farallon Capital Management, L.L.C.
•
Partner (2002 to 2008)

•
Investment professional (1998 to 2002)

Goldman, Sachs & Co.
•
Investment banker, Mergers & acquisitions (1990 to 1992)

Other Current Board Service
•
Indaba Capital Management, LP (since 2010)

•
Matriculate, a non-profit organization helping to provide college access to high-achieving, low-income students

•
Chairman of the Advisory Board, The Boston Review

Education
•
Juris Doctor, Stanford Law School

•
Master’s in Business Administration, Stanford University

•
Bachelor of Arts, Princeton School of Public and International Affairs, Princeton University

Qualifications
The Board believes that Mr. Schrier’s extensive experience in financial market and strategic and corporate governance makes him a valuable member of our Board.

18	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Proposal 1—Election of Directors
MR. JONATHAN D. SCHWARTZ
Age 61 Director since 2022 INDEPENDENT Committees • Audit (Financial Expert) • Nominating and Governance (Chair)
Career Highlights
The Brookings Institution
•
Interim General Counsel (2022 to present)

Univision Communications Inc.
•
Chief Legal and Corporate Affairs Officer (2013 to 2021)

JPMorgan Chase & Co.
•
Managing Director and General Counsel, Investment Bank (2010 to 2012)

Cablevision Systems Corporation
•
Executive Vice President and General Counsel (2003 to 2009)

Napster
•
Vice President and General Counsel (2002 to 2003)

U.S. Government
•
Senior Advisor to the Attorney General and the Deputy Attorney General, Department of Justice in Washington, D.C.

•
Federal Prosecutor, U.S. Attorney’s Office for the Southern District of New York

•
Law Clerk to Justice Thurgood Marshall, U.S. Supreme Court

•
Law Clerk to Judge Harry T. Edwards, U.S. Court of Appeals in Washington, D.C.

Other Current Board Service
•
Council on Foreign Relations

•
Latino U College Access

•
Dean’s Advisory Council, Stanford Law School

•
Penn Athletics Board of Advisors

Previous Board Service
•
Revlon, Inc. (2017 to 2020)

•
Lawyers’ Committee for Civil Rights Under Law

•
The Legal Aid Society of New York

•
National Center for Law & Economic Justice

Education
•
Master’s in International Relations, Cambridge University

•
Juris Doctor, Stanford Law School

•
Bachelor of Science in Economics, University of Pennsylvania

Qualifications
The Board believes that Mr. Schwartz’s extensive business strategy, transactional, litigation, regulatory, and corporate governance experience makes him a valuable member of our Board.

The Board unanimously recommends a vote FOR Proposal 1 to elect each of the director nominees.

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	19

CONTINUING DIRECTORS
CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING

Directors who are not standing for election at this Annual Meeting, and will continue to serve after the meeting, are:
DR. SAMIRA BECKWITH
Age 70 Director since 2017 INDEPENDENT Committees • Audit • Scientific Application (Chair)
Career Highlights
Hope Healthcare Services, a holistic health care system providing care for over 3,000 individuals daily
•
President and Chief Executive Officer (1991 to present)

Florida PACE Association
•
Founding President

Other Current Board Service
•
The National Advisory Board of the CSU Institute for Palliative Care (since 2015)

•
The National PACE Association (since 2013)

•
Florida Hospice and Palliative Care Association (since 1991)

•
The Hospice Action Network (since 2007)

Previous Board Service
•
Investor’s Security Trust (2003 to 2019)

•
Founding Director, The National Partnership for Hospice Innovation

•
Over the course of her career, has actively worked with many professional organizations dedicated to hospice, palliative care, and care for people with serious illness

Education
•
Doctor of Humane Letters, Southwest Florida College

•
Doctor of Humane Letters, Piedmont College

•
Master’s in Social Work, the Ohio State University

•
Bachelor of Arts in Sociology, the Ohio State University

Qualifications
The Board believes that Dr. Beckwith’s commitment to quality care and experience with palliative care and end-of-life issues make her a valuable member of our Board.

20	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

CONTINUING DIRECTORS
DR. DENNIS K. HELLING
Age 74 Director since 2017 INDEPENDENT Committees • Nominating and Governance • Scientific Application
Career Highlights
The University of Colorado Skaggs School of Pharmacy and Pharmaceutical Sciences
•
Clinical Professor (1992 to present)

Kaiser Permanente Colorado, a non-profit health maintenance organization that develops innovative pharmacy services
•
Executive Director, Pharmacy Operations and Therapeutics (1992 to 2013)

The American Pharmacists Association Foundation, a non-profit organization whose mission is to improve health by inspiring philanthropy, research, and innovation that advances pharmacists’ patient care services
•
President (2010 to 2012)

The Accreditation Council for Pharmacy Education, a national agency responsible for the accreditation of professional degree programs in pharmacy
•
President (2002 to 2004)

The American College of Clinical Pharmacy, an international association of clinical pharmacists dedicated to optimizing drug therapy outcomes in patients
•
President (1997 to 1998)

•
Co-founder (1979)

Other Current Board Service
•
The National Advisory Board of the CSU Institute for Palliative Care (since 2015)

Previous Board Service
•
Care Synergy (2015 to 2018)

•
American Pharmacists Association Board of Trustees (2015 to 2018)

•
The Board of Pharmacy Specialties (2015 to 2018)

•
Vice-Chair, the Denver Hospice Board of Directors (2009 to 20018)

•
Chair of the Working Group on Pharmacy Reimbursement in the Federation of International Pharmacy

•
Founding Director, The National Partnership for Hospice Innovation

Education
•
Graduate of the Executive Leadership Program, the Stanford University School of Business

•
Awarded the Remington Honor Medial, the highest national honor in pharmacy (2013)

•
Completed his residency, Cincinnati General Hospital

•
Doctor of Pharmacy, the University of Cincinnati College of Pharmacy

•
Bachelor of Science, the St. Louis College of Pharmacy

Qualifications
The Board believes that Dr. Helling’s experience in hospice care and pharmacy services and prior director experience make him a valuable member of our Board.

REAR ADMIRAL PAMELA SCHWEITZER
Age 64 Director since 2019 INDEPENDENT Committees • Compensation • Scientific Application
Career Highlights
•
Current speaker on various topics (2018 to present)

U.S. Public Health Service
•
Assistant Surgeon General and Chief Pharmacist Officer (2014 to 2018, when she retired)

The U.S. Centers for Medicare and Medicaid Services (“CMS”)
•
Technical Director in two divisions

•
Served in varied assignments

The U.S. Indian Health Service
•
Served in varied assignments

U.S. Veterans Administration
•
Served in varied assignments

Education
•
Board Certified Pharmacist

•
Currently completing the Executive Master of Health Administration Program, the University of Southern California Sol Price School of Public Policy

•
Completed an Ambulatory Care/Administrative residency, University of California Irvine Medical Center

•
Doctor of Pharmacy, the University of California San Francisco School of Pharmacy

•
Bachelor of Science in Biological Sciences, California State University Fullerton

Qualifications
The Board believes that RADM Schweitzer’s extensive leadership experience in public service and expertise in pharmacy programs make her a valuable member of our Board.

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	21

DIRECTOR SKILL MATRIX
DIRECTOR SKILL MATRIX

The matrix shown below identifies certain skills, qualifications and experience held by directors serving on the Board as of April 13, 2023 (other than Dr. Berger, who is not standing for re-election at the Annual Meeting) that the Board believes are relevant to our business and achievement of our long-term strategy. An individual director may possess other skills, qualifications and experience not indicated in the matrix that may also be relevant and valuable to their service on our Board.
TRHC BOARD OF DIRECTORS SKILLS MATRIX (AS OF APRIL 13, 2023)
Director Skills and Experience	MR. ADAMS	DR. BECKWITH	DR. HELLING	MR. MITCHELL	MS. O’BRIEN	MR. PURCELL	MR. SCHRIER	MR. SCHWARTZ	RADM SCHWEITZER
Academics
Accounting and financial reporting
Business strategy
Corporate governance and board service
Executive leadership
Finance, banking, and investing
Health, medicine and science
Human capital management
Law and public policy
Marketing and sales
Risk management

22	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Corporate Governance
INDEPENDENCE OF THE BOARD OF DIRECTORS

Under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the listed company’s board of directors. The Board consults with experienced outside counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of  “independent,” including those set forth in pertinent listing standards of Nasdaq and applicable SEC rules, as in effect from time to time.

The Board has undertaken a review of the independence of our directors and has determined that the following current members of the Board are independent under the Nasdaq Listing Rules and applicable SEC rules: Dr. Samira Beckwith, Dr. Jan Berger, Dr. Dennis Helling, Ronald Mitchell, Kathrine O’Brien, Derek Schrier, Jonathan Schwartz, RADM Pamela Schweitzer, and Michael Purcell.

BOARD LEADERSHIP STRUCTURE

MICHAEL PURCELL
Independent Chair of the Board

BOARD OF DIRECTORS—COMMITTEE CHAIRS
AUDIT	COMPENSATION	NOMINATING AND GOVERNANCE	SCIENTIFIC APPLICATION	STRATEGIC REVIEW

Michael Purcell	Kathrine O’Brien	Jonathan Schwartz	Dr. Samira Beckwith	Derek Schrier
BOARD LEADERSHIP STRUCTURE

The positions of our Chair of the Board and Chief Executive Officer are currently separate roles. Michael Purcell serves as Independent Chair of the Board and Brian W. Adams serves as a Class I director and Chief Executive Officer of the Company. While our Board does not have a formal policy on whether the role of the Chair of the Board and Chief Executive Officer should be separate, our Board continues to believe it should maintain flexibility to select a leadership structure that best meets the needs of the Company at a given point in time. Currently, our Board believes that it is appropriate and in the best interests of the Company and its stockholders that the roles of Chair of the Board and Chief Executive Officer be split. Our current leadership structure permits Mr. Adams to focus his attention on managing our Company and permits Mr. Purcell to manage the Board. Our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	23

Corporate Governance
ROLE OF THE BOARD IN RISK OVERSIGHT

One of our Board’s key functions is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through the Committees that address risks inherent in their respective areas of oversight.
•
In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us.

•
Our Audit Committee has the responsibility to review and discuss with management and KPMG LLP, as appropriate, our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and the steps taken by management to monitor and control these exposures.

•
Our Nominating and Governance Committee is responsible for developing our corporate governance principles and periodically reviews these principles and their application.

•
Our Compensation Committee reviews our practices and policies of employee compensation, as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met 24 times during the fiscal year ended December 31, 2022. All directors attended at least 75% of the aggregate number of meetings of the Board, and of the Committees on which they then served, held during 2022 or the portion thereof for which they were directors or Committee members.
While the Company does not have a formal policy addressing director attendance at our annual meetings, our directors are encouraged to attend our annual meeting. Seven of the nine directors then on the Board virtually attended the 2022 annual meeting of stockholders (the “2022 Annual Meeting”).
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has a standing Audit Committee, Compensation Committee, Nominating and Governance Committee, Scientific Application Committee, and Strategic Review Committee. From time to time, our Board and Committees also take action by written consent without a meeting. Each of our Board Committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Members serve on these Committees until their resignation or until otherwise determined by the Board.
The following table provides membership information as of April 13, 2022 for the Company’s five standing Committees.
TRHC COMMITTEES
Name	Audit	Compensation	Nominating and Governance	Scientific Application	Strategic Review
Brian Adams
Samira Beckwith
Dennis Helling
Ronald Mitchell
Kathrine O’Brien
Michael Purcell
Derek Schrier
Jonathan Schwartz
Pamela Schweitzer
Independent Chair of the Board	Committee Chair	Committee Member	Audit Committee financial expert

24	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Corporate Governance
AUDIT COMMITTEE
CURRENT MEMBERS

Michael Purcell (Chair)	Dr. Samira Beckwith	Jonathan D. Schwartz

Meetings in 2022: Five
Qualifications
•
Each member of the Audit Committee qualifies as an independent director under the corporate governance standards of the Nasdaq Listing Rules and the independence requirements of Rule 10A-3 of the Exchange Act.

•
Our Board has determined that Mr. Purcell qualifies as an “audit committee financial expert.”

Charter
•
The Audit Committee has adopted a written charter that satisfies the applicable standards of the SEC and the Nasdaq Listing Rules. The charter is available on our website at ir.tabularasa
healthcare.com

Key Responsibilities
The Audit Committee is responsible for assisting our Board in its oversight of:
•
the integrity of our consolidated financial statements,

•
the qualifications and independence of our independent auditors, and

•
our internal financial and accounting controls.

The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination), and oversight of our independent registered public accounting firm, and our independent registered public accounting firm reports directly to the Audit Committee.
The functions of our Audit Committee include, among other things:
•
hiring an independent registered public accounting firm to conduct the annual audit of our financial statements and monitoring its performance;

•
communicating with a prospective independent registered public accounting firm prior to their engagement and reviewing disclosures by the prospective firm regarding independence;

•
pre-approving all audit services and permissible non-audit services provided by our independent registered public accounting firm;

•
reviewing and approving the planned scope of the annual audit and the results of the annual audit;

•
reviewing, at least annually, the independence of the independent registered public accounting firm, including considering policies regarding the Audit Committee’s preapproval by the Company of individuals employed or formerly employed by the Company’s auditors;

•
reviewing, upon completion of the audit, the financial statements proposed to be included in our Annual Report on Form 10-K to be filed with the SEC and to recommend whether or not such financial statements should be so included;

•
reviewing with management and our independent registered public accounting firm, as appropriate, our financial reports, earnings announcements, and our compliance with applicable legal and regulatory requirements;

•
reviewing the significant accounting and financial statement presentation principles, including critical accounting policies and practices, and their impact on our financial statements;

•
reviewing and discussing the Company’s guidelines and policies with respect to risk management and financial risk assessment and discussing with management, as appropriate;

•
coordinating the Board’s oversight of the performance of our internal audit function;

•
providing oversight and review of our asset management policies;

•
reviewing our internal financial, operating, and accounting controls with management and our independent registered public accounting firm;

•
establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;

•
reviewing, with counsel, management and our independent registered public accounting firm, as applicable, any significant regulatory or other legal or accounting initiatives or matters that may impact our financial statements or compliance programs and policies;

•
reviewing and approving any related-party transactions;

•
overseeing preparation of the report required by rules of the SEC to be included in the Company’s annual proxy statement; and

•
reviewing and evaluating, at least annually, our Audit Committee’s charter.

The Audit Committee has the authority to retain special legal, accounting, or other consultants as it deems necessary, at the Company’s expense, to carry out its duties and to determine the compensation of any such advisors.

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	25

Corporate Governance
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee assists the Board in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Audit Committee’s charter. Management has the primary responsibility for establishing and maintaining effective internal control over financial reporting, the financial statements, and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”), and expressing an opinion as to their conformity with accounting principles generally accepted in the United States (“GAAP”).
In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2022 with management and with our independent registered public accounting firm. In addition, the Audit Committee has discussed the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, which includes, among other items, matters related to the conduct of the audit of our financial statements, including internal controls over financial reporting, with KPMG LLP, our independent registered public accounting firm for the year ended December 31, 2022. The Audit Committee has also received and reviewed the written disclosures and the report from KPMG LLP required by the applicable PCAOB requirements regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP the firm’s independence from management and the Company.
Based on the review and discussions referenced above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.
THE FOREGOING REPORT HAS BEEN FURNISHED BY THE AUDIT COMMITTEE:

Michael Purcell (Chair)	Dr. Samira Beckwith	Jonathan D. Schwartz
This report is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

26	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Corporate Governance
COMPENSATION COMMITTEE
CURRENT MEMBERS

Kathrine O’Brien (Chair)	Ronald Mitchell	RADM Pamela Schweitzer

Meetings in 2022: 11
Qualifications
•
Each member of the Compensation Committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act, each is an outside director as defined by Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and each is an independent director as defined by the Nasdaq Listing Rules.

Charter
•
The Compensation Committee has adopted a charter that complies with the applicable standards of the SEC and the Nasdaq Listing Rules. The charter is available on our website at ir.tabularasa
healthcare.com

Key Responsibilities
The Compensation Committee:
•
approves the compensation objectives for the Company,

•
approves the compensation of the chief executive officer, and

•
approves or recommends to our Board for approval the compensation for other executives.

The Compensation Committee reviews all compensation components, including base salary, bonus, benefits, and other perquisites and may consider recommendations made by the executive officers and compensation consultant in this process. The functions of our Compensation Committee include, among other things:
•
reviewing and modifying, as needed, the overall compensation strategy and policies for the Company;

•
reviewing and formulating policy and determining the compensation of our executive officers and employees;

•
reviewing and recommending to the Board the compensation of our directors;

•
appointing compensation consultants, independent legal counsel, or any other advisors engaged for the purpose of advising the committee, and evaluating any conflicts of interest raised by their work;

•
administering our benefit plans and granting equity awards to our employees and directors under these plans;

•
reviewing and monitoring management development plans and activities;

•
reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” and recommending to the Board its inclusion in the Annual Reports on Form 10-K, registration statements, proxy statements, or information statements, as applicable;

•
providing recommendations to the Board on compensation-related proposals to be considered at the Company’s annual meeting, including the frequency of advisory votes on executive compensation;

•
if required from time to time, preparing the report of the Compensation Committee to be included in our annual proxy statement; and

•
reviewing and evaluating, at least annually, our Compensation Committee’s charter.

The Compensation Committee may form and delegate authority to subcommittees or officers of the Company, as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board to grant stock awards under the Company’s equity incentive plans to persons who are not subject to the reporting requirements of Section 16 of the Exchange Act. Delegation by the Compensation Committee shall not limit or restrict the Compensation Committee on any matter so delegated, and, unless the Compensation Committee alters or terminates such delegation, any action by the Compensation Committee on any matter so delegated shall not limit or restrict future action by any subcommittee on such matters. The operation of the Compensation Committee shall be subject to the Bylaws and Section 141 of the Delaware General Corporation Law.

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	27

Corporate Governance
COMPENSATION CONSULTANT
The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has directly engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant to provide it with objective and expert analyses, advice, and information with respect to executive compensation. Such executive compensation services provided by Pearl Meyer were directed or approved by the Compensation Committee, and Pearl Meyer reported directly to the Compensation Committee with respect to this assignment. Pearl Meyer also provided the Company with benchmarking services for employee compensation during 2022. The Compensation Committee has concluded that no conflict of interest exists with Pearl Meyer with respect to the services it provided to the Compensation Committee during 2022.
In addition to Pearl Meyer, members of our human resources, legal, and finance departments support the Compensation Committee in its work management by providing data, analysis, and recommendations regarding the Company’s executive compensation practices and policies and individual pay recommendations.

28	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Corporate Governance
NOMINATING AND GOVERNANCE
CURRENT MEMBERS

Jonathan D. Schwartz (Chair)	Dr. Dennis K. Helling	Kathrine O’Brien

Meetings in 2022: Four
Qualifications
•
Each member of the Nominating and Governance Committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act and an independent director as defined by the Nasdaq Listing Rules.

Charter
•
The Nominating and Governance Committee has adopted a charter that complies with the applicable standards of the SEC and the Nasdaq Listing Rules. The charter is available on our website at ir.tabularasa
healthcare.com

Key Responsibilities
The Nominating and Governance Committee is responsible for:
•
identifying and evaluating candidates to serve as directors of the Company consistent with criteria approved by the Board;

•
recommending prospective director candidates to the Board for nomination;

•
making other recommendations to the Board regarding nomination and governance matters related to the directors of the Company, including director nominees for each committee of the Board;

•
developing and recommending to our Board corporate governance guidelines applicable to the Company;

•
advising our Board on corporate governance matters;

•
overseeing the Board’s committee structure and operations;

•
periodically reviewing the performance of the Board, including Board committees, and making recommendations;

•
developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our Board any changes to such principles;

•
instituting a plan or program for the continuing education of directors;

•
periodically reviewing the Company’s policy statements to determine their adherence to the Company’s Code of Business Ethics and Conduct;

•
periodically reviewing with the full Board and management the Company’s plans for succession for key executive officers and making recommendations to the Board with respect to the selection of appropriate individuals to succeed to those positions;

•
identifying, reviewing and evaluating candidates to serve on our Board consistent with the criteria approved by the Board;

•
recommending to the Board the chairmanship and membership of each of the Board’s committees;

•
preparing any reports or other disclosure required by applicable SEC rules and regulations to be included in the Company’s annual proxy statement; and

•
reviewing and evaluating, at least annually, our Nominating and Governance Committee’s charter.

While the Nominating and Governance Committee does not have a formal diversity policy, the Nominating and Governance Committee recommends candidates based upon many factors, including their array of talents and perspectives, the diversity of their business or professional experience, and the diversity of their personal background. We believe that the Nominating and Governance Committee’s existing nominations process is designed to identify the best possible nominees for the Board, regardless of the nominee’s self-identified age, race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law.

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	29

Corporate Governance
DIRECTOR NOMINATION PROCESS
The Nominating and Governance Committee identifies candidates through a variety of means, including recommendations from members of the Board and suggestions from our management, including our executive officers. In addition, the Nominating and Governance Committee considers candidates recommended by third parties, including stockholders. The Nominating and Governance Committee gives the same consideration to candidates recommended by stockholders as those candidates recommended by any other source, including members of our Board. Nominees should:
•
have a reputation for integrity, honesty, and adherence to high ethical standards,

•
have demonstrated business acumen, experience, and ability to exercise sound judgment in matters that relate to our current and long-term objectives, should be willing and able to contribute positively to our decision-making process,

•
have a commitment to understand TRHC and our industry, and to regularly attend and participate in meetings of the Board and its Committees,

•
have the interest and ability to understand the sometimes-conflicting interests of the various constituencies of TRHC, which include stockholders, employees, customers, creditors, and the general public, and to act in the interests of all stockholders, and

•
should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all our stockholders and to fulfill the responsibilities of a director.

Nominees shall not be discriminated against on the basis of self-identified age, race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. The value of diversity is important to the Board and is always considered.
The Nominating and Governance Committee considers director candidates recommended by stockholders based on the same criteria set forth above. Stockholders who wish to nominate a person for election to the Board at the 2024 Annual Meeting of Stockholders must provide timely and proper notice to the Company and may do so by delivering a written recommendation to the Nominating and Governance Committee at the following address:
Tabula Rasa HealthCare, Inc.
228 Strawbridge Drive, Suite 100
Moorestown, New Jersey 08057
no earlier than February 10, 2024, and no later than the close of business on March 11, 2024 unless we change the date of the 2024 Annual Meeting of Stockholders by more than 30 days from the anniversary date of this Annual Meeting. Submissions must be made in accordance with our bylaws and must include:
(1)
the name, age, business address, and residence address of such nominee,

(2)
the principal occupation or employment of such nominee, if any,

(3)
the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such nominee,

(4)
the date or dates on which such shares were acquired and the investment intent of such acquisition, and

(5)
such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the additional information required by Rule 14a-19 under the Exchange Act no earlier than February 2, 2024 and no later than March 3, 2024.
Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Please refer to Article III of our Bylaws for a description of the formal process to recommend director candidates to the Nominating and Governance Committee.

30	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Corporate Governance
SCIENTIFIC APPLICATION COMMITTEE
CURRENT MEMBERS

Dr. Samira Beckwith (Chair)	Dr. Dennis K. Helling	RADM Pamela Schweitzer

Meetings in 2022: One
Charter
•
The Scientific Application Committee has adopted a charter that complies with the applicable standards of the SEC and the Nasdaq Listing Rules. The charter is available on our website at ir.tabularasa
healthcare.com

Key Responsibilities
The Scientific Application Committee, which was formed in Fall 2022, is responsible for:
•
monitoring healthcare issues and trends;

•
reviewing and making recommendations on the Company’s strategies, policies, practices, and programs relating to possible commercialization of the Company’s portfolio of clinical tools and services; and

•
reviewing and assessing its own performance at least annually, and periodically assessing its charter.

STRATEGIC REVIEW COMMITTEE
CURRENT MEMBERS

Derek Schrier (Chair)	Ronald Mitchell	Michael Purcell

Meetings in 2022: Four
Charter
•
The Strategic Review Committee has adopted a charter that complies with the applicable standards of the SEC and the Nasdaq Listing Rules. The charter is available on our website at ir.tabularasa
healthcare.com

Key Responsibilities
The Strategic Review Committee, which was formed in Fall 2022, is responsible for:
•
reviewing the Company’s business and financial strategies and growth opportunities and making related recommendations to the Board;

•
reviewing and evaluating, at least quarterly, the Company’s performance relative to its business and financial strategies and growth opportunities and working with the CEO and CFO to address any shortfalls;

•
reviewing and making recommendations to the CEO regarding the Company’s cash flow, capital expenditures and financing requirements;

•
reviewing and making recommendations to the CEO and Board regarding potential mergers and acquisitions, divestitures and other key strategic transactions outside the ordinary course of business;

•
assisting the Board with evaluating proposals from unaffiliated third parties that could result in strategic transactions;

•
reviewing and making recommendations to the CEO and Board on potential strategic transactions; and

•
annually conducting a performance evaluation of the Strategic Review Committee’s performance and charter.

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	31

Corporate Governance
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders and other interested parties wishing to communicate with the Board, Board Committee, or an individual director may send written communication to:
The Board, Board Committee, or such director
c/o Tabula Rasa HealthCare, Inc.
Attention: Secretary
228 Strawbridge Drive, Suite 100
Moorestown, New Jersey 08057
which must include the name and address of the stockholder or interested party on whose behalf the communication is sent and the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the communication. The secretary will review each communication. The secretary will forward such communication to the Board, Board Committee, or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening, or similarly inappropriate, in which case the secretary shall discard the communication.
CODE OF BUSINESS CONDUCT AND ETHICS FOR EMPLOYEES, EXECUTIVE OFFICERS AND DIRECTORS

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our executive officers and non-employee directors. The Code of Business Conduct and Ethics is available on our website at ir.tabularasahealthcare.com. The Nominating and Governance Committee is responsible for overseeing the Code of Business Conduct and Ethics and must approve any waivers of the Code of Business Conduct and Ethics for employees, including our executive officers or non-employee directors. We intend to disclose future amendments to the code or any waivers of its requirements on our website to the extent permitted by the applicable rules and exchange requirements.

32	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Director Compensation
The Board has adopted a formal non-employee director compensation policy, which provides for the following compensation to our non-employee directors:
2022 Annual Non-Employee Director Compensation	Additional 2022 Annual Compensation ($)
	Independent Chair of our Board	50,000
	Committees	Chair	Member
	Audit	20,000	10,000
	Compensation	15,000	7,500
	Nominating & Governance	10,000	5,000
	Scientific Application	10,000	5,000
	Strategic Review	10,000	5,000

•
Each non-employee director, upon appointment to the Board, receives an initial grant of restricted stock of $240,000. This initial grant vests annually over three years. Upon re-election following the annual meeting, each non-employee director receives an annual grant of restricted stock valued at $160,000, which vests in full on the one-year anniversary of the grant date (subject to continued service).

•
Each non-employee director may elect to defer all or a portion of the director’s cash and equity compensation until the director’s termination of service or a change in control. Deferred compensation will be payable in the form of restricted stock unit awards and vest upon the first anniversary of the date of grant.

•
We also reimburse for reasonable expenses incurred in connection with attending Board and committee meetings.

STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS
Each non-employee director is subject to stock ownership guidelines, which require directors to hold five times their annual cash retainer. All directors must comply with the ownership requirements within five years from the later of the date of policy adoption, which occurred in 2022, or the date of appointed as a director, and the shares held by the directors must be shares owned outright (including shares underlying RSUs). All of the directors have satisfied or are on track to satisfy the guidelines within the five-year period.
The table below summarizes the compensation earned by our non-employee directors during the fiscal year ended December 31, 2022. Drs. Calvin Knowlton and Orsula Knowlton did not receive separate compensation for their service on the Board and the compensation paid to each of Drs. Calvin Knowlton and Orsula Knowlton as former executives of the Company is set forth under the heading “Compensation of Executive Officers — Summary Compensation Table” below.
Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	33

Director Compensation
2022 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Samira Beckwith(2)	54,750	184,720	—	239,470
Jan Berger(3)	65,250	166,957	50,000	282,207
Dennis K. Helling(4)	34,125	201,406	—	235,531
Ronald Mitchell(5)	15,625	239,999	—	255,624
Kathrine O’Brien(6)	64,375	166,957	—	231,332
Michael Purcell(7)	70,750	187,031	—	257,781
Derek C. Schrier(8)	15,000	239,999	—	254,999
Jonathan Schwartz(9)	17,500	239,999	—	257,499
Pamela Schweitzer(10)	55,250	174,421	—	229,671
A Gordon Tunstall	26,875	219,096	—	245,971

(1)
The amounts shown in this column reflect the grant date fair value of restricted stock granted to our non-employee directors on June 10, 2022, except for grants to Messrs. Mitchell, Schrier, and Schwartz, who received such grants on September 13, 2022 (with respect to Messrs. Schrier and Schwartz) and October 10, 2022 (with respect to Mr. Mitchell). The amounts also include grants of fully vested shares of common stock that Drs. Beckwith and Helling, Messrs. Purcell and Tunstall, and RADM Schweitzer elected to receive in lieu of cash retainer fees. In the case of each of Messrs. Schrier, Schwartz and Mitchell, the amounts represent initial grants upon appointment to the Board. The grant date fair value is calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (“FASB ASC Topic 718”) and assumes no forfeiture rate. See Note 17 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K, for the year ended December 31, 2022, filed on March 10, 2023 for a discussion of the assumptions used in valuation of the restricted stock awards. No stock options were granted to non-employee directors during 2022.

(2)
Dr. Beckwith held 46,377 shares of restricted common stock as of December 31, 2022.

(3)
Dr. Berger held 46,377 shares of restricted common stock as of December 31, 2022. Additionally, Dr. Berger received $50,000 in consulting fees during 2022.

(4)
Dr. Helling held 50,169 shares of restricted common stock as of December 31, 2022.

(5)
Mr. Mitchell held 53,691 shares of restricted common stock as of December 31, 2022.

(6)
Ms. O’Brien held 50,169 shares of restricted common stock as of December 31, 2022.

(7)
Mr. Purcell held 46,377 shares of restricted common stock as of December 31, 2022.

(8)
Mr. Schrier held 52,747 shares of restricted common stock as of December 31, 2022.

(9)
Mr. Schwartz held 52,747 shares of restricted common stock as of December 31, 2022.

(10)
RADM Schweitzer held 46,377 shares of restricted common stock as of December 31, 2022.

34	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Executive Officers
The following table sets forth information regarding our executive officers as of the date of this Proxy Statement. Biographical information for Brian W. Adams, our President and Chief Executive Officer, is included above with the director biographies. The biographies for our other executive officers are below.
Name	Age	Position
Brian W. Adams	42	President and Chief Executive Officer
Thomas Cancro	55	Chief Financial Officer
Michael Greenhalgh	61	Chief Operating Officer and President, Pharmacy Services
THOMAS CANCRO
Chief Financial Officer since 2022
Career Highlights
Tabula Rasa HealthCare, Inc.
•
Chief Financial Officer (February 28, 2022 to present)

DZS Inc. (Nasdaq: DZSI)
•
Chief Financial Officer (2019 to 2021)

General Electric Company (NYSE: GE) (2016 to 2019)
•
Controller of GE Research

GFI Group, Inc., a then NYSE-listed FinTech provider of wholesale brokerage services and SaaS software solutions (now a subsidiary of BGC Partners, Inc.)
•
Chief Accounting Officer and Corporate Controller (2008 to 2015)

MasTec Inc., a provider of telecommunications and energy infrastructure
•
Senior Vice President and Corporate Controller (2006-2008)

Verizon Communications Inc. (NYSE: VZ) (1995-2005)
•
Chief Financial Officer of the company’s European joint venture with AT&T Inc. and Deutsche Telekom AG

•
Head of Capital Markets Strategy

Education
•
Certified Public Accountant

•
CFA Charterholder

•
Bachelor of Science in Accounting, the Pennsylvania State University

MICHAEL GREENHALGH
Chief Operating Officer and President, Pharmacy Services since 2011
Career Highlights
•
Mr. Greenhalgh brings more than 35 years of professional experience in pharmacy and related healthcare companies

Tabula Rasa HealthCare, Inc.
•
Co-founder and Chief Operating Officer (2011 to present)

CareKinesis
•
Chief Executive Officer (2017 to 2019)

•
Vice President of Pharmacy Services and Business Development (2010 to 2011)

Myofacial Associates, a professional wellness center
•
Co-founder and President (2003 to 2006)

Business owner
•
President and Owner, Red Fern Pharmacy and Norris Hills Pharmacy (1988 to 1998); and Red Fern Medical Inc., a medical device company (1988 to 1998, when all three companies were acquired by Rite Aid, a Fortune 500 company).

Education
•
Bachelor of Science in Pharmacy, Temple University

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	35

Proposal 2—Advisory Vote Approving the Compensation of Named Executive Officers
GENERAL

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Exchange Act, we are asking our stockholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers as described in the section entitled “Compensation Discussion and Analysis” and the related compensation tables set forth in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement. In accordance with the results of the stockholder vote at the 2019 Annual Meeting of Stockholders, advisory votes on the overall compensation of our named executive officers are held every year, and there will be another vote on the frequency of the say-on-pay vote at the 2025 Annual Meeting of Stockholders.
Our executive compensation philosophy and programs are designed to create a positive correlation of pay to performance and reward our named executive officers for delivering results. We seek to attract, motivate, and retain high-caliber executives and to align the interests of those executives with the interests of our stockholders in order to build long term sustainable value for our stockholders.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Tabula Rasa HealthCare, Inc. (the “Company”) hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosures.”
Details concerning how we implement our executive compensation philosophy and programs to meet the objectives of our compensation program are provided in the section titled “Compensation Discussion and Analysis” set forth below in this Proxy Statement.
POTENTIAL EFFECTS OF THE VOTE

This vote is advisory and will not be binding upon the Company, the Board, or the Compensation Committee, nor will it create or imply any change in the duties of the Company, the Board, or the Compensation Committee, and it will not affect, limit, or augment any existing compensation or awards. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with the Company’s stockholders and encourages all stockholders to vote their shares on this important matter.
VOTE REQUIRED

The affirmative vote of the holders of a majority of the shares of our common stock present in person, by remote communication or represented by proxy at the Annual Meeting and entitled to vote on this proposal will be required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions will have the same effect as an “AGAINST” vote, and broker non-votes will have no effect.
The Board unanimously recommends a vote FOR Proposal 2.
36	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Compensation Discussion and Analysis
CD&A CONTENTS
Overview	37
Named Executive Officers	37
2022 Business Highlights and Strategic Outlook	38
Stockholder Outreach and Say-on-Pay Vote	39
2022 Compensation Decisions	39
Compensation Philosophy and Objectives	40
Summary of Elements of Compensation	41
Determination of Compensation	41
Peer Group and Market Data	42
Elements of Compensation	42
Other Benefits	45
Change in Control and Severance Arrangements	45
Risk Mitigation Policies and Practices	46
Tax Implications	47

OVERVIEW

While the Company qualifies as a “smaller reporting company” under SEC rules and has determined to comply with certain disclosure requirements applicable to smaller reporting companies in this Proxy Statement, the Company has elected to voluntarily include a Compensation Discussion and Analysis (“CD&A”) section and certain compensation tables that are not required to be disclosed by smaller reporting companies. In this CD&A, we address our compensation philosophy and programs with respect to the compensation paid during or awarded with respect to 2022 for our named executive officers. We also describe the elements of our 2022 compensation program and the material decisions of our Compensation Committee, and the underlying rationale for the same, with respect to our named executive officers.
NAMED EXECUTIVE OFFICERS

In this CD&A, we refer to Messrs. Adams, Cancro and Greenhalgh as our “Current NEOs.” Dr. Calvin Knowlton and Dr. Orsula Knowlton, who departed the Company in September 2022, are referred to as our “Former NEOs.” As of December 31, 2022, the Current NEOs were the only executive officers of the Company. Our named executive officers for 2022 are as follows:
CURRENT NEOS

BRIAN W. ADAMS(1)	THOMAS CANCRO	MICHAEL GREENHALGH
President and Chief Executive Officer	Chief Financial Officer	Chief Operating Officer and President, Pharmacy Services
Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	37

Compensation Discussion and Analysis
FORMER NEOS
DR. CALVIN KNOWLTON(2)	DR. ORSULA KNOWLTON(3)
Former Chief Executive Officer	Former Co-President and Chief Marketing & New Business Development Officer

(1)
Mr. Adams served as our Chief Financial Officer until February 2022, as our Co-President until September 2022 and as our Interim Chief Executive Officer until April 2023, at which time he was appointed Chief Executive Officer.

(2)
Dr. Calvin Knowlton served as our Chief Executive Officer until September 2022.

(3)
Dr. Orsula Knowlton served as our Co-President and Chief Marketing & New Business Development Officer until September 2022.

2022 BUSINESS HIGHLIGHTS AND STRATEGIC OUTLOOK

During 2022, management and the Board took a number of transformational steps to reposition the Company for long-term success and profitable growth. Following entry into a Cooperation Agreement with our largest stockholder, the changes included a leadership transition, refreshment of our Board and enhanced corporate governance practices. We also strengthened our management team and successfully divested three non-core businesses — PrescribeWellness, DoseMe and Sinfonia — by March 2023. We believe that these steps pave the way for the Company to refocus its vision and better deliver consistent execution of our financial and strategic objectives. Some highlights from 2022 include the following.
$299.5M 15% increase	Eight changes	Three divestitures of non-core businesses	+16% increase
Revenue	Board Refreshment and Executive Leadership	Non-Core Assets	PACE Revenue Per Participant Per Month
Full year 2022 revenue from continuing operations of $299.5 million, an increase of 15% compared to 2021.
Pursuant to the Cooperation Agreement, Ronald Mitchell, Jonathan D. Schwartz and Derek C. Schrier were appointed to the Board as Class III directors. In addition, our Board approved an increase in the Board size from 9 directors to 10 directors. Mr. Brian Adams was appointed Interim Chief Executive Officer in September 2022 and as our permanent Chief Executive Officer in April 2023. Mr. Adams was appointed to the Board as a Class I director in April 2023, to fill the vacancy created by the increase in the number of seats on the Board.
Leaders with diverse experience in organizational transformations joined the Company with Mr. Thomas Cancro as Chief Financial Officer, Ms. April Gill as Chief Commercial Officer, and Ms. Kathleen Larkin as Chief People Officer.
Between August 2022 and March 2023, the Company divested three non-core businesses, enabling greater focus on our core operations and strategic priorities.
PACE average revenue per participant per month was $494 as compared to $427 at December 31, 2021, which was driven by cross-selling. At December 31, 2022, 38% of the PACE participants we served utilized our medication services as compared to 34% at December 31, 2021.

38	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Compensation Discussion and Analysis
In an effort to drive greater future internal efficiencies and increased client satisfaction, we are engaging in a number of initiatives including:
•
increased automation and expansion of our pharmacy lab facilities to gain scale and support future demand;

•
alignment of our operations with the new leadership structure to focus on strategic priorities and gain organizational economies of scale; and

•
commercialization of our significant body of research and development, which demonstrates the improved outcomes achievable with the use of our proprietary technology-enabled solutions.

These actions and additional ongoing efforts give us confidence in our plans to sharpen our focus and provide a foundation for sustainable and profitable growth.
STOCKHOLDER OUTREACH AND SAY-ON-PAY VOTE

At the 2022 Annual Meeting, we asked our stockholders to approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for the 2022 Annual Meeting. Approximately 25% of the votes cast were in favor of the non-binding advisory vote to approve the compensation of the named executive officers at the 2022 Annual Meeting.
In entering into the Cooperation Agreement, the Company agreed to significant changes to our corporate governance structure, including changes to Board and management composition. In 2022 and 2023, the Compensation Committee conducted a comprehensive review of our executive compensation program to align with our change in leadership and overall governance changes. Changes to our 2023 executive compensation program include increasing the weighting of PSUs from 50% of total long-term incentive compensation to 75% of long-term incentive compensation. We believe that these changes will serve to strengthen the relationship between the Company and its stockholders. The Compensation Committee intends to continue to monitor stockholder concerns, including the results of the annual non-binding advisory votes to approve the compensation of the named executive officers, in making future decisions affecting the compensation of the named executive officers.
2022 COMPENSATION DECISIONS

In 2022, the Compensation Committee approved the following changes to the executive compensation program:
•
SHORT-TERM INCENTIVE COMPENSATION. The Compensation Committee determined to add adjusted free cash flow(1) as an additional metric for purposes of the Company’s annual incentive plan, so that performance will be equally weighted between revenue (50%) and adjusted free cash flow (50%). The Compensation Committee selected this measure as we believe a focus on strong cash generation will enable us to invest in future growth, provide returns to stockholders, and remain financially strong.

•
PERFORMANCE STOCK UNITS. The Compensation Committee increased the weighting of PSUs so that PSUs represented a more meaningful portion of our named executive officers’ long-term incentive compensation program. For 2022, PSUs represented 50% of named executive officers’ total compensation mix in the long-term incentive compensation plan. The Compensation Committee believes that this emphasis on PSUs will further the Company’s focus on pay-for-performance and align our named executive officers’ interests with those of our stockholders, helping to drive long-term financial performance.

•
ORGANIZATIONAL CHANGES. In February 2022, Mr. Thomas Cancro was appointed as Chief Financial Officer of the Company. In September 2022, pursuant to the terms of the Cooperation Agreement, Dr. Calvin H. Knowlton and Dr. Orsula V. Knowlton resigned as Chief Executive Officer of the Company and Co-President and Chief Marketing & New Business Development Officer of the Company, respectively, and Mr. Brian Adams was appointed as the Company’s interim Chief Executive Officer. In April 2023, following seven months of interim service, Mr. Adams was formally appointed as the Company’s Chief Executive Officer.

(1)
Adjusted free cash flow is a non-GAAP measure. We define adjusted free cash flow as adjusted EBITDA, less purchases of property and equipment and software development costs. Adjusted EBITDA consists of net loss plus certain other expenses, which include interest expense, provision for income tax, depreciation and amortization, change in fair value of contingent consideration receivable, impairment charges, business optimization expenses, severance costs, executive transition costs, cooperation agreement costs, divestiture-related expense, acquisition-related expense, stock-based compensation expense, loss on disposal of business, and settlement costs.

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	39

Compensation Discussion and Analysis
COMPENSATION PHILOSOPHY AND OBJECTIVES

This CD&A provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each element of compensation provided. In addition, it explains how and why the Compensation Committee arrived at the specific compensation policies and decisions involving our named executive officers for 2022. The primary objectives of our executive compensation program are to:

• retain key executives	• attract new talent	• link compensation achievement to business objectives
We believe our named executive officer compensation program demonstrates our commitment to aligning executive pay with corporate and individual performance.
What We Do
We pay for performance
We use a mix of both short- and long-term performance metrics in our compensation program to align the interests of our named executive officers with those of our stockholders
The Compensation Committee retains an independent compensation consultant
Our executive compensation is subject to a clawback policy
Our named executive officers are subject to robust stock ownership requirements

What We Don’t Do
None of our named executive officers have employment agreements that provide guaranteed employment or compensation amounts
We do not encourage excessive risk-taking in our compensation practices
We do not provide 280G gross up payments
We do not have excessive perquisites
We do not have any supplemental executive retirement plans

The Compensation Committee has responsibility for reviewing and determining the compensation of our named executive officers. Our objectives in establishing named executive officer compensation primarily are to:
•
attract and retain individuals of superior ability and managerial talent;

•
ensure compensation is aligned with our corporate strategies and business objectives and the long-term interests of our stockholders;

•
maximize stockholder value creation by providing a portion of total compensation in our equity; and

•
promote teamwork while also recognizing the individual role of each named executive officer in our success.

40	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Compensation Discussion and Analysis
SUMMARY OF ELEMENTS OF COMPENSATION

To achieve our compensation objectives, we provide each named executive officer with a compensation package consisting primarily of the following fixed and variable elements:
		Compensation Element	Compensation Objectives	Key Features and 2022 Highlights
◀ FIXED ▶	Short- Term	BASE SALARY
•
Recognizes performance of job responsibilities and attracts and retains individuals with superior talent.

•
Reflects the experience of the individual named executive officer and expected day-to-day contributions, supported by market data.

•
Reviewed annually to consider changes in responsibility, experience, and market competitiveness.

•
In 2022, the Former NEOs and one of our Current NEOs received modest adjustments to their base salaries.

◀ AT RISK / VARIABLE ▶		SHORT-TERM INCENTIVE COMPENSATION	• At-risk pay is designed to motivate achievement of annual performance goals. • Provides incentives to attain short-term corporate goals.
•
Market competitive targets established for named executive officers under our Annual Incentive Plan (“AIP”).

•
Based entirely on corporate performance.

•
2022 AIP awards were based on equally-weighted metrics of revenue and adjusted free cash flow.

	Long- Term	LONG-TERM EQUITY INCENTIVE COMPENSATION	• Drives stockholder value creation by aligning the interests of named executive officers with those of our stockholders.
•
2022 long-term incentive awards consisted of equally-weighted PSUs and time-based restricted stock awards (“RSAs”).

•
PSUs are based on the actual performance level achieved with respect to a three-year relative total stockholder return (“TSR”).

•
RSAs vest 25% annually over a four-year period from the date of grant.

DETERMINATION OF COMPENSATION

ROLE OF THE COMPENSATION COMMITTEE
Our executive compensation program is administered by the Compensation Committee, which approves named executive officer compensation annually. The Compensation Committee annually conducts a quantitative and qualitative review of each named executive officer’s achievement of corporate and individual performance goals (as described further below in the section entitled “Elements of Compensation — Short-Term Incentive Compensation”). The Compensation Committee also assesses each named executive officer’s overall contributions to Company performance and the degree to which each named executive officer’s target compensation is competitive with the market and aligned with the Company’s overall compensation philosophy.
ROLE OF MANAGEMENT
Based on the data provided by the compensation consultant, during 2022 the Chief Executive Officer made recommendations to the Compensation Committee regarding the compensation of the named executive officers (except with respect to his own compensation). The Chief Executive Officer does not participate in the deliberations of the Compensation Committee regarding his own compensation, which ultimately is determined and set by the Compensation Committee.
ROLE OF THE COMPENSATION CONSULTANT
The Compensation Committee engages an independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to assist in the Compensation Committee’s review of competitive pay practices and its setting of the

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	41

Compensation Discussion and Analysis
Company’s compensation program philosophy and design. Pearl Meyer reports directly to the Compensation Committee and attends Compensation Committee meetings. Pearl Meyer does not, and during 2022 did not, provide any additional services to management or the Company.
PEER GROUP AND MARKET DATA

The Compensation Committee, with input from Pearl Meyer, considers and benchmarks named executive officer compensation against a peer group in assessing and reviewing base salary, target AIP amounts (with respect to short-term incentive compensation), and long-term incentive awards. Our peer companies were selected based on best practices criteria developed to identify comparable peer companies in terms of size, industry, performance, and business complexity to provide the Compensation Committee with relevant and meaningful comparison information in support of compensation decision-making. Our peer group includes companies that have a similar revenue, who are in similarly sized and situated businesses and are part of the healthcare technologies and healthcare services industries. Our 2022 peer companies generally have estimated revenue between $100 million and $1 billion and a range for market capitalization of  $400 million to $5 billion. Although it is challenging to find companies that are size-appropriate and provide similar innovative healthcare technologies, we try to maintain as many current peers as possible for year-over-year consistency.
The 2022 peer group was composed of the following companies:
• 1Life Healthcare, Inc.	• Evolent Health, Inc.	• National Research Corporation
• Accolade, Inc.	• Health Catalyst, Inc.	• NextGen Healthcare, Inc.
• American Well Corporation	• HealthEquity, Inc.	• Omnicell, Inc.
• Benefitfocus, Inc.	• HealthStream, Inc.	• Phreesia, Inc.
• Computer Programs & Systems, Inc.	• Hims & Hers Health, Inc.	• Vocera Communications, Inc.
• eHealth, Inc.	• Inovalon Holdings, Inc.
New peer companies added to our 2022 peer group.
ELEMENTS OF COMPENSATION

BASE SALARIES
We provide a base salary as a fixed source of compensation for the named executive officers. The Compensation Committee determined to make modest increases to base salaries for Dr. Calvin Knowlton, Dr. Orsula Knowlton, and Mr. Michael Greenhalgh in 2022.
Name	2021 Base Salary ($)	2022 Base Salary ($)	Percentage Increase
Brian Adams	450,000	450,000	0%
Michael Greenhalgh	400,000	412,000	3%
Thomas Cancro(1)	N/A	375,000	0%
Dr. Calvin Knowlton	550,000	566,500	3%
Dr. Orsula Knowlton	450,000	463,500	3%

(1)
Mr. Cancro joined the Company in February 2022.

SHORT-TERM INCENTIVE COMPENSATION
We pay annual performance-based bonuses to reward for financial performance achievements of our named executive officers. An executive must be employed by us on the date of payment to receive a bonus. While historically we have paid these bonuses in cash, the Compensation Committee maintains flexibility under our AIP to make payments in the form of cash, stock, or a combination of the foregoing.
Under the 2022 AIP, each named executive officer was assigned a target bonus award opportunity, expressed as a percentage of his or her base salary for the year, but was eligible to receive a payout above or below target based

42	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Compensation Discussion and Analysis
on actual year-end performance. Generally, the particular target bonus award opportunity is based on each named executive officer’s position and is determined following a review of market-competitive ranges for target bonuses. The target bonus award opportunities for our named executive officers did not change from 2021 to 2022.
For 2022, the target bonus amounts expressed as a percentage of 2022 base salary amounts are as follows:
Name	2022 Target Bonus (% of Base Salary)	2022 Target Bonus ($)
Brian Adams	75%	$337,500
Thomas Cancro	50%	$187,500
Michael Greenhalgh	60%	$247,200
Dr. Calvin Knowlton	100%	$566,500
Dr. Orsula Knowlton	75%	$347,625
Consistent with prior years, 2022 AIP was based entirely on corporate performance for our named executive officers. For 2022, the AIP performance measure was based 50% on the Company’s 2022 revenue and 50% on adjusted free cash flow. Based on recommendations from management, the Compensation Committee approved revenue and adjusted free cash flow as the short-term goals for the 2022 AIP. Revenue and free cash flow were determined to be the best short-term goals to measure Company performance for 2022 as a combined focus on revenue growth and cash generation will enable the Company to invest in future growth, provide returns to stockholders, and remain financially strong.
Our AIP performance metrics are designed to be measured objectively and their outcomes are uncertain at the time they are established. We consider the 2022 objectives to be ambitious, but attainable and designed to reflect meaningful performance requirements. The 2022 AIP performance objectives and payout levels of achievement were set as follows:
Performance Measure	Weighting	Threshold ($)	Target ($)	Maximum ($)
Revenue(1)	50%	308.3 million	324.5 million	357 million
Adjusted Free Cash Flow(1)	50%	(10.5) million	(9.5) million	(8.6) million
% of Target Bonus		30%	100%	150%
Under the 2022 AIP, no payouts are made if threshold levels are not achieved, and maximum payouts are capped at 150% of target. Performance achieved between threshold and target, and target and maximum are interpolated.
Our revenue achievement for 2022 was $332.97 million and adjusted free cash flow was $(14.73) million, which resulted in the following AIP payout percentage. The below amounts reflect the Compensation Committee’s decision to reduce the 2022 bonus pool to 70% in light of overall Company performance during 2022.
Performance Measure	Actual Performance Achieved ($)	Actual Payment % Achieved Based on Goal Weightings
Revenue (50%)(1)	332.97 million	113%
Adjusted Free Cash Flow (50%)(1)	(14.73) million	0%
Bonus Payout	56.5%

(1)
Revenue includes $299.52 million revenue from continuing operations for the year ended December 31, 2022 and $33.45 million revenue from discontinued operations for six months ended June 30, 2022, to align with how the targets were established and expectations regarding the timing of divestitures. Adjusted free cash flow amounts reflect both continuing and discontinued operations through June 30, 2022 and only continuing operations from July 1, 2022 through December 31, 2022 to align with how the targets were established and set expectations regarding the timing of divestitures.

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	43

Compensation Discussion and Analysis
Based on these results, the Compensation Committee approved payouts for our NEOs under the 2022 AIP as shown in the table below. The Former NEOs were not eligible for, and did not receive, annual cash bonuses under the 2022 AIP.
Name	2022 Target Bonus ($)	Actual Amounts Paid ($)
Brian Adams	337,500	190,688
Thomas Cancro	187,500	90,047 (1)
Michael Greenhalgh	247,200	139,668

(1)
Mr. Cancro’s bonus payment reflects a proration adjustment for partial year employment.

LONG-TERM INCENTIVE COMPENSATION
The Compensation Committee grants long-term incentive awards to our named executive officers under our Company’s 2016 Omnibus Incentive Compensation Plan (the “Equity Plan”). Historically, the long-term incentive awards have been solely in the form of restricted stock. During 2020, the Compensation Committee, together with input from management, discussed with the Pearl Meyer including performance-based awards as part of named executive officers’ total long-term equity incentive compensation for rollout in 2021. This consideration was based, in part, on feedback from investors and proxy advisory firms. Our Compensation Committee considered various plan designs and decided to take an initial step to incorporate performance-based objectives into the Company’s long-term incentive program in the form of PSUs, which commenced in 2021, with 25% of the total annual long-term incentive awards composed of PSUs. For 2022, the Compensation Committee determined to more heavily weight performance-based long-term equity incentive compensation, with 50% of the total annual long-term incentive awards composed of PSUs for 2022. The Compensation Committee believes this continued emphasis on the granting of PSUs will further the Company’s focus on pay-for-performance and drive long-term financial performance and will continue to evaluate the mix of the long-term incentive plan design on an annual basis.

Accordingly, in 2022, 50% of each named executive officer’s total annual long-term incentive award, other than the award granted to Mr. Cancro when he joined the Company, was delivered in the form of PSUs and 50% was delivered in the form of time-based restricted stock. The restricted stock awards vest annually in four equal installments. The PSUs are subject to a three-year performance period, commencing on January 1, 2022 and ending December 31, 2024, and may become earned and vested based on the actual performance level achieved with respect to a three-year relative total stockholder return percentile ranking, compared to the S&P SmallCap 600 Health Care index. The performance objectives and the level of achievement for PSUs were set as follows:

Performance Measure	Threshold	Target	Maximum
Three-Year Relative TSR Ranking	30th Percentile	60th Percentile	85th Percentile
% of PSUs Vested	25%	100%	200%
The following table sets forth each named executive officer’s total annual long-term incentive award for 2022:
Name	Restricted Stock Grant (# of Shares)	Grant Date Fair Value of Restricted Stock Grant(1) ($)	PSU Grant (at Target) (# of Shares)	Grant Date Fair Value of PSU Grant (at Target)(2) ($)	Total Long-Term Incentive Award Value (at Target) ($)
Brian Adams	200,000	758,000	200,000	875,498	1,633,498
Thomas Cancro	200,000	934,000	—	—	934,000
Michael Greenhalgh	150,000	568,500	150,000	656,623	1,225,123
Dr. Calvin Knowlton	325,000	1,231,750	325,000	1,422,683	2,654,433
Dr. Orsula Knowlton	200,000	758,000	200,000	875,498	1,633,498

(1)
With respect to Messrs. Adams and Greenhalgh and Dr. C. Knowlton and Dr. O. Knowlton, amounts are based on the closing price of the Company’s stock on the August 1, 2022 grant date, or $3.79. With respect to Mr. Cancro, amount is based on the closing price of the Company’s stock on the February 24, 2022 grant date, or $4.67.

44	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Compensation Discussion and Analysis
(2)
Grant date fair values are determined in accordance with ASC Topic 718. Mr. Cancro did not receive a 2022 PSU grant.

The total long-term incentive award value for each named executive officer, other than Mr. Cancro, was determined based on benchmarking analysis provided by our compensation consultant for executives with similar roles at companies within our peer group. The total long-term incentive award value for Mr. Cancro for 2022 was based on the terms of his offer letter dated February 2, 2022.
OTHER BENEFITS

EXECUTIVE LIFE INSURANCE PROGRAM
We provide an executive life insurance program in which our named executive officers participate. This program provides a death benefit to the named executive officer’s beneficiary in an amount equal to $1.5 million and $0.5 million for Messrs. Adams and Greenhalgh, respectively. Mr. Cancro did not participate in the executive life insurance program in 2022.
PERQUISITES
We did not provide any excessive perquisites to any of the Current NEOs during 2022. During 2022, we paid country club and social club dues for Dr. Calvin Knowlton and relocation costs for Mr. Cancro.
ADDITIONAL BENEFITS
Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical and dental insurance, vision insurance, a medical and dental opt-out program, 401(k), group life insurance, and short- and long-term disability insurance, in each case on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our named executive officers. The Current NEOs participate in our medical insurance benefits on the same basis as other employees.
CHANGE IN CONTROL AND SEVERANCE ARRANGEMENTS

CHANGE-IN-CONTROL AGREEMENTS
The Company is party to change-in-control and severance agreements, which we refer to as the CIC Agreements, with our named executive officers. Each CIC Agreement has an initial three-year term effective and automatically renew for successive one-year periods thereafter unless notice of non-renewal is given 90 days prior to the expiration of the renewal date or they are otherwise terminated pursuant to their terms. The CIC Agreements provide that if the executive is terminated without cause or resigns for good reason and executes (and does not revoke) a release, then he or she will receive, in addition to certain other earned, but unpaid, amounts,
(i)
continuation of base salary for the severance term;

(ii)
health continuation coverage under COBRA, for the severance term, provided that the executive pays the monthly COBRA costs; and

(iii)
reimbursement for the reasonable costs of outplacement services incurred (up to a specified maximum) within the outplacement benefit term.

Other earned, but unpaid, amounts consist of any unpaid base salary, other accrued amounts, and, for a termination other than for cause at least six months following the commencement of the applicable performance period, a prorated bonus for such performance period based on the portion of the performance period prior to the executive’s termination of employment that is calculated based on the target bonus amount.
If the executive dies, then the executive’s estate will receive other earned, but unpaid, amounts, a lump sum payment of the executive’s base salary for the severance term and all outstanding equity grants will become fully vested and exercisable. If the executive’s employment is terminated due to disability, then the executive will only be entitled to any amounts earned, but unpaid.
Additionally, the CIC Agreements provide that in addition to the above severance benefits, if the executive’s employment is terminated without cause or by the executive for good reason within 90 days prior to a change in

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	45

Compensation Discussion and Analysis
control, provided that a change in control actually occurs, or within two years after the change in control, then all of the executive’s outstanding equity will become fully vested and exercisable.
Each CIC Agreement includes an appendix that sets forth the applicable material terms for each executive, including the following severance terms, which applied to our Current NEOs as of December 31, 2022:
Name	Base Salary ($)	Target Incentive Bonus (as a % of Base Salary)	Severance Term
Brian Adams	450,000	75%	24 months
Thomas Cancro	375,000	50%	12 months
Michael Greenhalgh	412,000	60%	12 months
The CIC Agreements contain restrictive covenants pursuant to which the executives have agreed to refrain from competing with us or soliciting our employees or customers for a period following the executive’s termination of employment. The restrictive covenants apply for the duration of the applicable severance term.
Payments and benefits under the CIC Agreements are reduced to the maximum amount that does not trigger the excise tax under Code sections 280G and 4999 unless the executive would be better off, on an after-tax basis, had the executive received all payments and benefits and paid all applicable excise and income taxes.
KNOWLTON SEPARATION AGREEMENTS
In connection with the Company’s entry into the Cooperation Agreement, on September 13, 2022 (the “Effective Date”), the Company entered into executive transition and separation agreements with each of Dr. Calvin Knowlton and Dr. Orsula Knowlton (the “Separation Agreements”), pursuant to which the Drs. Knowlton were entitled to receive:
•
Continuation of their respective base salaries ($566,500 in the case of Dr. Calvin Knowlton and $463,500 in the case of Dr. Orsula Knowlton) in accordance with the Company’s regular payroll practices for 18 months following the Effective Date;

•
Continued health coverage under the Company’s health plan under the Consolidated Omnibus Budget Reconciliation Act for 18 months following the Effective Date; and

•
Reimbursement for reasonable fees and costs incurred for outplacement services during the 12 months following the Effective Date, up to a maximum of  $25,000.

Additionally, 424,707 of Dr. C. Knowlton’s unvested shares of restricted stock and 301,542 of Dr. O. Knowlton’s unvested shares of restricted stock were accelerated and vested as of the Effective Date. All other restricted stock awards, including all performance stock unit awards, that were held by Dr. C. Knowlton and Dr. O. Knowlton and remained unvested as of the Effective Date terminated and were cancelled.
Also on the Effective Date, the Company entered into consulting services agreements with each of Dr. Calvin Knowlton and Dr. Orsula Knowlton (the “Consulting Agreements”), pursuant to which Dr. Calvin Knowlton and Dr. Orsula Knowlton each have agreed to provide certain consulting and advisory services to the Company during the Consulting Term (as defined below), including assisting with the transition of key client relationships and strategic business partners and prospects. In exchange for rendering such services, Dr. Calvin Knowlton and Dr. Orsula were be paid an hourly rate of  $265 and $216, respectively, over the Consulting Term. The “Consulting Term” began on the Effective Date and automatically terminated on December 31, 2022. The Company incurred and paid $1,325 and $1,944 for consulting services provided by Dr. C. Knowlton and Dr. O. Knowlton, respectively.
For additional information, please refer to the section below entitled “Payments Upon Termination.”
RISK MITIGATION POLICIES AND PRACTICES

HEDGING AND PLEDGING POLICIES
The Company’s insider trading policy prohibits named executive officers from the hedging and pledging of securities. For additional information, please see the section of this Proxy Statement entitled “Hedging and Pledging Policies.”
STOCK OWNERSHIP GUIDELINES
In February 2020, the Compensation Committee approved stock ownership guidelines for our named executive officers and directors. With respect to the Current NEOs, Mr. Adams is required to hold Company common stock in

46	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Compensation Discussion and Analysis
an amount equal to five times his base salary, and Messrs. Cancro and Greenhalgh are required to hold Company common stock in an amount equal to three times their base salaries. All participants must comply with the ownership requirements within five years from the later of date of policy adoption or the date of being deemed a participant, and the shares held by participants must be shares owned outright (including unvested RSAs but excluding unvested PSUs), owned via individual purchase, vest or exercise. As of March 1, 2023, all of our Current NEOs complied with the stock ownership requirements, as discussed in the section titled “Stock Ownership Guidelines for Non-Employee Directors” above.
CLAWBACK POLICY
In February 2021, the Compensation Committee approved the Compensation Recoupment Policy (the “Recoupment Policy”) to enhance our corporate governance practices. The Recoupment Policy applies to all Company officers (as defined under Section 16(a) of the Exchange Act). In the event of a financial restatement caused by the Company’s material noncompliance with applicable financial reporting requirements, our Board will investigate any possible misconduct by officers who contributed to the financial restatement and all incentive-based compensation (cash bonuses and performance-based equity awards) for the preceding three fiscal years. The Board, in its sole discretion and to the extent permitted by applicable law, may require that an officer repay the difference between the amount of his or her incentive-based compensation that would have been paid based on proper reporting of the financial results and the amounts actually received by the officer. The Company currently is evaluating the recently-proposed Nasdaq rules relating to clawbacks and will revise the Recoupment Policy, as needed, after such rules are finalized and approved by the SEC.
TAX IMPLICATIONS

While the Compensation Committee considers tax deductibility as one factor in determining executive compensation, it also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
Compensation Committee Report
The Compensation Committee has reviewed the above Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE
Kathrine O’Brien (Chair)	Ronald Mitchell	RADM Pamela Schweitzer
This report is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	47

Compensation Tables
SUMMARY COMPENSATION TABLE

The following table discloses the compensation earned by each of our named executive officers in 2020, 2021, and 2022.
Name and Principal Position	Year	Salary ($)	Bonus(1)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Brian Adams President and Chief Executive Officer and former Co-President and Chief Financial Officer	2022	450,000	—	1,633,498	190,688	27,526	2,301,712
	2021	402,692	—	1,960,875	84,563	28,375	2,476,505
	2020	384,615	—	1,517,371	—	23,213	1,925,199
Thomas Cancro Chief Financial Officer	2022	311,190	—	934,000	90,047	59,944	1,395,181
Michael Greenhalgh Chief Operating Officer	2022	407,846	50,000	1,225,123	139,668	33,390	1,856,027
	2021	396,923	—	1,960,875	79,200	31,670	2,468,668
	2020	377,755	—	1,017,380	—	29,772	1,424,907
Dr. Calvin Knowlton Former Chief Executive Officer	2022	482,119	—	2,654,433	—	2,847,463	5,984,015
	2021	539,423	—	5,229,000	181,500	21,502	5,971,425
	2020	497,115	—	4,059,731	—	45,814	4,602,660
Dr. Orsula Knowlton Former Co-President and Chief Marketing & New Business Development Officer	2022	387,373	—	1,633,498	—	2,105,764	4,126,635
	2021	441,346	—	3,268,125	111,375	11,073	3,831,919
	2020	406,731	—	2,548,853	—	12,716	2,968,300

(1)
Amounts shown for 2022 include a $50,000 discretionary bonus provided to Michael Greenhalgh for his leadership during a time of significant organizational changes at the executive level during 2022.

(2)
Amounts shown for 2022 include RSAs and PSUs granted under the Equity Plan, as discussed in the Compensation Discussion and Analysis section, above. Amounts reflect the aggregate grant date fair value in accordance with ASC Topic 718. For information regarding assumptions underlying the valuation of equity awards, see Note 17 of the Notes to Consolidated Financial Statements contained in our 2022 Form 10-K. Pursuant to SEC rules, the amounts shown in the Summary Compensation Table for awards subject to performance conditions are based on the probable outcome as of the date of grant and exclude the impact of estimated forfeitures. Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values of the PSU awards granted in 2022 would have been $2,004,000 for Mr. Adams (bringing the total grant date fair value of the stock awards for 2022 to $2,762,000); $1,503,000 for Mr. Greenhalgh (bringing the total grant date fair value of the stock awards for 2022 to $2,071,500); $3,256,500 for Dr. C. Knowlton (bringing the total grant date fair value of the stock awards for 2022 to $4,488,250); and $2,004,000 for Dr. O. Knowlton (bringing the total grant date fair value of the stock awards for 2022 to 2,762,000).

(3)
Amounts reflect actual payouts pursuant to the 2022 AIP.

(4)
Includes the following All Other Compensation for each named executive officer in 2022:

Name	Company Contribution to 401(k) Plan ($)	Health and Welfare Benefits(a) ($)	Executive Life Insurance Program(b) ($)	Perquisites(c) ($)	Severance(d) ($)
Brian Adams	9,150	17,598	778	—	—
Thomas Cancro	6,490	5,454	—	48,000	—
Michael Greenhalgh	9,150	22,166	2,074	—	—
Dr. Calvin Knowlton	9,150	9,407	—	3,621	2,825,285
Dr. Orsula Knowlton	9,150	1,724	680	1,944	2,092,266

(a)
Includes the premiums paid for our medical plan for Dr. Calvin Knowlton, covering both him and Dr. Orsula Knowlton, which are fully paid by us, as discussed above in the “Other Benefits” section.

(b)
Includes premiums paid for our executive life insurance program, discussed above in the “Other Benefits” section.

48	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Compensation Tables
(c)
The amounts reported here for Dr. Calvin Knowlton and Dr. Orsula Knowlton reflect the value of country club and social club dues paid by us, discussed above in the “Other Benefits” section; and the consulting services costs paid by us, as discussed above in “Knowlton Separation Agreements” section. The amount reported here for Thomas Cancro reflects relocation costs paid by us, as stated in his offer letter dated February 2, 2022.

(d)
Includes severance amounts paid or accrued and the value of vested equity awards provided to Dr. Calvin Knowlton and Dr. Orsula Knowlton during 2022, as discussed under “Knowlton Separation Agreements,” above.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth each grant made to our named executive officers in 2022 under plans established by the Company in the amounts granted on such dates.
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards (Target)(3) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian Adams	5/02/2022	101,250	337,500	506,250	—	—	—	—	—
	8/22/2022	—	—	—	50,000	200,000	400,000	—	—
	8/01/2022	—	—	—	—	—	—	200,000	758,000
Thomas Cancro	5/02/2022	56,250	187,500	281,250	—	—	—	—	—
	2/24/2022	—	—	—	—	—	—	200,000	934,000
Michael Greenhalgh	5/02/2022	74,160	247,200	370,800	—	—	—	—	—
	8/22/2022	—	—	—	37,500	150,000	300,000	—	—
	8/01/2022	—	—	—	—	—	—	150,000	568,500
Dr. Calvin Knowlton	5/02/2022	169,950	566,500	849,750	—	—	—	—	—
	8/22/2022	—	—	—	81,250	325,000	650,000	—	—
	8/01/2022	—	—	—	—	—	—	325,000	1,231,750
Dr. Orsula Knowlton	5/02/2022	104,288	347,625	521,438	—	—	—	—	—
	8/22/2022	—	—	—	50,000	200,000	400,000	—	—
	8/01/2022	—	—	—	—	—	—	200,000	758,000

(1)
These columns represent possible payouts under the 2022 AIP. See the CD&A for a discussion of the performance metrics applicable to the 2022 AIP and the Summary Compensation Table for the actual amounts earned and/or paid out under the 2022 AIP.

(2)
These columns reflect the threshold, target, and maximum number of units payable under the PSUs granted to the named executive officers on August 22, 2022. See the CD&A for a discussion of the performance metrics applicable to the PSUs granted in 2022. The actual payout amounts depend upon the satisfaction of the performance measures over the performance period and the certification of the Committee. Grant date values are determined in accordance with ASC Topic 718.

(3)
This column reflects the number of time-based restricted stock awards granted to the named executive officers in 2022. Grant date values are determined in accordance with ASC Topic 718. See the CD&A for further discussion of the restricted stock awards granted in 2022.

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	49

Compensation Tables
OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR END

The following table presents information regarding all outstanding equity awards held by each of our named executive officers on December 31, 2022.
		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(4) ($)
Brian Adams	6/28/2013	42,153	3.11	6/28/2023(1)	—	—	—	—
	10/21/2016	21,350	14.23	10/21/2026(2)	—	—	—	—
	3/10/2017	39,347	13.78	3/10/2027(1)	—	—	—	—
	2/14/2019	—	—	—	9,000(5)	44,550	—	—
	2/24/2020	—	—	—	11,013(6)	54,514	—	—
	1/29/2021	—	—	—	21,094(7)	104,415	—	—
	8/1/2022	—	—	—	200,000(8)	990,000	—	—
	4/27/2021	—	—	—	—	—	7,031	34,803
	8/22/2022	—	—	—	—	—	50,000	247,500
Thomas Cancro	2/24/2022	—	—	—	200,000(9)	990,000	—	—
Michael Greenhalgh	6/28/2013	25,000	3.11	6/28/2023(1)	—	—	—	—
	10/21/2016	14,500	14.23	10/21/2026(2)	—	—	—	—
	3/10/2017	21,847	13.78	3/10/2027(1)	—	—	—	—
	2/14/2019	—	—	—	3,500(5)	17,325	—	—
	2/24/2020	—	—	—	7,342(6)	36,343	—	—
	1/29/2021	—	—	—	21,094(7)	104,415	—	—
	8/1/2022	—	—	—	150,000(8)	742,500	—	—
	4/27/2021	—	—	—	—	—	7,031	34,803
	8/22/2022	—	—	—	—	—	37,500	185,625

(1)
Option awards generally vest 25% on the first anniversary of grant, and 1/36th each month thereafter. Option awards have a term of ten years.

(2)
Option awards that vest 33.33% on the first anniversary of the grant, and 1/24th each month thereafter. Option awards have a term of ten years.

(3)
Amounts reflect restricted stock awards granted under the Equity Plan and the market value is based on the closing price of Company’s common stock on December 30, 2022, the last trading day of 2022 ($4.95).

(4)
Amounts related to PSUs granted in 2021 are subject to a three-year performance period, which commenced on January 1, 2021. The amounts shown assume threshold performance is achieved and the market value is based on the closing price of the Company’s common stock on December 30, 2022 ($4.95). Amounts related to PSUs granted in 2022 are subject to a three-year performance period, which commenced on January 1, 2022. The amounts shown assume threshold performance is achieved and the market value is based on the closing price of the Company’s common stock on December 30, 2022 ($4.95). The actual payout values will depend, among other things, the Company’s actual performance through the end of the performance period and the Company’s future stock price.

(5)
Restricted stock awards will vest in four equal annual installments on January 1, 2020, January 1, 2021, January 1, 2022, and January 1, 2023.

(6)
Restricted stock awards will vest in four equal annual installments on January 11, 2021, January 11, 2022, January 11, 2023, and January 11, 2024.

(7)
Restricted stock awards will vest in four equal annual installments on January 12, 2022, January 12, 2023, January 12, 2024, and January 12, 2025.

(8)
Restricted stock awards will vest in four equal annual installments on January 2, 2023, January 2, 2024, January 2, 2025, and January 2, 2026.

50	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Compensation Tables
(9)
Restricted stock awards will vest in four equal annual installments on February 24, 2023, February 24, 2024, February 24, 2025, and February 24, 2026.

OPTION EXERCISES AND STOCK VESTED TABLE—2022

The following table sets forth information concerning each exercise of stock options and the vesting of restricted stock during 2022.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
Brian Adams	—	—	29,538	453,374
Thomas Cancro	—	—	—	—
Michael Greenhalgh	—	—	19,202	296,094
Dr. Calvin Knowlton	—	—	424,707	1,876,199
Dr. Orsula Knowlton	—	—	301,542	1,327,472

(1)
The amounts in this column are calculated by multiplying the number of shares acquired upon exercise by the difference between the fair market value of the common stock on the date of exercise and the exercise price of the option.

(2)
Reflects vesting of restricted stock granted in 2016 — 2022 upon completion of the vesting period.

(3)
Amount calculated using the closing price per share of TRHC stock on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLES

Except as otherwise provided, the following narrative and tables set forth the potential payments and the value of other benefits that would vest or otherwise accelerate vesting at, following, or in connection with any termination, including, without limitation:
•
resignation,

•
incapacity retirement or a constructive termination of a named executive officer, or a “change in control” of the Company, or

•
a change in the named executive officer’s responsibilities, as such scenarios are contemplated in the contracts, agreements, plans, or arrangements described below.

For each Current NEO, the payments and benefits detailed in the tables below are in addition to any payments and benefits under our plans and arrangements that are offered or provided generally to all salaried employees on a non-discriminatory basis and any accumulated vested benefits for each named executive officer, including any stock options vested as of December 31, 2022 (which are set forth in the Outstanding Equity Awards at Fiscal Year-End Table — 2022). The tables assume that employment termination and/or the change in control occurred on December 31, 2022 and a valuation of our common stock based on its closing market price per share on December 30, 2022 (the last trading day of 2022) of  $4.95 per share. The tables also assume that each executive will take all action necessary or appropriate for such person to receive the maximum available benefit, such as execution of a release of claims and compliance with restrictive covenants described above.
A description of some elements of the plans, arrangements, and agreements covered by the following tables and which provide for payments or benefits in connection with a termination of employment or change in control are also described under “CD&A” above. The footnotes to the tables describe the assumptions that were used in calculating the amounts described below.

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	51

Compensation Tables
Name(1)	Cash Severance ($)	Benefit Continuation(2) ($)	Outplacement Services ($)	Equity Awards(3) ($)	Total ($)
Brian Adams	1,237,500	48,000	25,000	2,229,885	3,540,385
Thomas Cancro	562,500	24,000	25,000	990,000	1,601,500
Michael Greenhalgh	640,000	24,000	25,000	1,689,489	2,378,489

(1)
All amounts described are based upon a termination without “Cause” or a resignation for “Good Reason” in connection with a change in control, pursuant to the terms of the CIC Agreements. Each named executive officer is also entitled to the same cash severance, benefit continuation and outplacement service amounts upon a termination without Cause or a resignation for Good Reason absent a Change in Control, provided that in the event of termination without Cause or resignation for Good Reason, the cash severance amount is payable in installments over the applicable severance period.

(2)
The benefit continuation amount assumes an estimated COBRA continuation cost of  $2,000 a month.

(3)
The equity awards column amount is based on the full value of all restricted stock and performance stock unit awards (at target level). All unvested stock options are underwater and therefore no value was attributable to unvested stock options.

CHANGE OF CONTROL UNDER THE EQUITY PLAN
Under the Equity Plan, if we experience a change of control where we are not the surviving corporation, or survive only as a subsidiary of another corporation, unless the committee determines otherwise, all outstanding grants that are not exercised or paid at the time of the change of control will be assumed by, or replaced with grants that have comparable terms by, the surviving corporation, or a parent or subsidiary of the surviving corporation. The “committee” for purposes of the Equity Plan is the Compensation Committee or other committee appointed by the Board to administer the Equity Plan. Unless a grant instrument provides otherwise, if a participant’s employment is terminated by the surviving corporation without cause upon or within 12 months following a change of control, the participant’s outstanding grants will fully vest as of the date of termination; provided, that if the vesting of any grants is based, in whole or in part, on performance, the applicable grant instrument will specify how the portion of the grant that becomes vested upon a termination following a change of control will be calculated.
If there is a change of control and all outstanding grants are not assumed by, or replaced with grants that have comparable terms by, the surviving corporation, the committee may take any of the following action without the consent of any participant:
•
determine that outstanding options and stock appreciation rights will accelerate and become fully exercisable and the restrictions and conditions on outstanding stock awards, stock units, cash awards, and dividend equivalents immediately lapse;

•
pay participants, in an amount and form determined by the committee, in settlement of outstanding stock units, cash awards, or dividend equivalents;

•
require that participants surrender their outstanding stock options, stock appreciation rights or any other exercisable grant, in exchange for a payment by us, in cash or shares of our common stock, equal to the difference between the exercise price and the fair market value of the underlying shares of common stock; provided, however, if the per share fair market value of the common stock does not exceed the per share stock option exercise price or stock appreciation right base amount, as applicable, we will not be required to make any payment to the participant upon surrender of the stock option or stock appreciation right; or

•
after giving participants an opportunity to exercise all of their outstanding stock options and stock appreciation rights, terminate any unexercised stock options and stock appreciation rights on the date determined by the committee.

In general terms, a change of control under the Equity Plan occurs if:
•
a person, entity, or affiliated group, with certain exceptions, acquires more than 50% of our then outstanding voting securities;

•
we merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•
we merge into another entity and the members of our Board prior to the merger would not constitute a majority of the board of the merged entity or its parent;

•
we sell or dispose of all or substantially all of our assets;

52	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Compensation Tables
•
our stockholders approve a plan of complete liquidation or dissolution; or

•
a majority of the members of our Board is replaced during any 12-month period or less by directors whose appointment or election is not endorsed by a majority of the incumbent directors.

PAYMENTS UPON TERMINATION OF EMPLOYMENT

The following section describes payments made to the Former NEOs upon their terminations from the Company during 2022.
As described above in the CD&A section, the employment of Dr. C. Knowlton and Dr. O. Knowlton terminated effective September 13, 2022 (the “Effective Date”). On the Effective Date, the Company entered into executive transition and separation agreements with each of Dr. C. Knowlton and Dr. O. Knowlton (the “Separation Agreements”). Pursuant to the Separation Agreements, the Company agreed to provide each of Dr. C. Knowlton and Dr. O. Knowlton the following severance payments and benefits:
Name	Base Salary Continuation(1) ($)	Benefit Continuation(2) ($)	Outplacement Services(3) ($)	Equity Awards(4) ($)	Total ($)
Dr. C. Knowlton	849,750	18,118	25,000	1,932,417	2,825,285
Dr. O. Knowlton	695,250	—	25,000	1,372,016	2,092,266

(1)
Represents continuation of base salaries for 18 months following the Effective Date.

(2)
Represents continued health coverage under the Company’s health plan under COBRA for 18 months following the Effective Date. Dr. O. Knowlton participates in Dr. C. Knowlton’s health insurance so there is no benefit continuation amount attributed to Dr. O. Knowlton.

(3)
Represents reimbursement for reasonable fees and costs incurred for outplacement services during the 12 months following the Effective Date, up to a maximum of  $25,000.

(4)
Represents shares of restricted stock (424,707 for Dr. C. Knowlton and 301,542 for Dr. O. Knowlton) that were accelerated and vested as of the Effective Date, based on the closing price of the Company’s common stock on the Effective Date ($4.55). All other restricted stock awards, including all performance stock unit awards, held by Dr. C. Knowlton and Dr. O. Knowlton that remained unvested as of the Effective Date terminated and were cancelled.

The Separation Agreements also included certain mutual releases and customary non-competition, non-solicitation, non-disparagement, proprietary information, invention assignment, and return of property provisions in favor of the Company. Each of Dr. C. Knowlton and Dr. O. Knowlton agreed to release the Company, each of its affiliated entities, and their respective current and former affiliates from any and all claims, liabilities, and obligations, both known and unknown, arising from or related to events, acts, or omissions occurring prior to or on the Effective Date, and the Company has agreed to release each of Dr. C. Knowlton and Dr. O. Knowlton from certain claims, liabilities, and obligations as set forth in the Separation Agreements. Under the non-competition provisions, each of Dr. C. Knowlton and Dr. O. Knowlton agreed that, without the prior written consent of the Company, for a period of three (3) years, they will not: (i) directly or indirectly engage in, represent in any way, be connected with, or otherwise render any services to any Competing Business (as defined therein) competing with the business of the Company or subsidiary or affiliate thereof in the United States; or (ii) assist others in engaging in any Competing Business in the manner described in clause (i) above. Additionally, each of Dr. C. Knowlton and Dr. O. Knowlton agreed that, for a period of three (3) years, they will not directly or indirectly: (i) induce or solicit any employees of the Company or any subsidiary or affiliate thereof to terminate their employment with the Company or any such subsidiary or affiliate or to engage in any Competing Business; (ii) hire any employee of the Company or any subsidiary or affiliate thereof or any person who was employed by the Company in the twelve-month period prior to the hiring; or (iii) induce any entity or person with which the Company or any subsidiary or any affiliate thereof has a business relationship to terminate or alter such business relationship.
COMPENSATION RISK ASSESSMENT

Management has conducted a risk assessment of our compensation plans and practices and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The objective of the assessment was to identify any compensation plans or practices that may encourage employees to take unnecessary risks that could threaten the Company. No such plans or practices were identified by management. The Compensation Committee has also reviewed the risks and rewards associated with our compensation plans and practices and agrees with management’s conclusion. Accordingly, there were no material

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	53

Compensation Tables
adjustments made to our compensation policies and practices. We will continue to monitor our compensation policies and practices to determine whether our risk management objectives are being met with respect to incentivizing the Company’s employees.
HEDGING AND PLEDGING POLICIES

Our insider trading policy, as currently in effect, prohibits all officers (including our named executive officers), non-employee directors, and employees from engaging in any transaction designed to hedge or offset any decrease in the market value or the full ownership risks and rewards of direct and indirect ownership of our stock. Under our insider trading policy, no officer, non-employee director, or employee may purchase financial instruments, including prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engage in transactions that hedge or offset any decrease in the market value of our stock.
Our insider trading policy also prohibits our officers, non-employee directors, employees, advisory board members, agents, and consultants (collectively, “TRHC Team Members”) from engaging in speculative or short-term trading, including the sale of securities that are not currently owned by the seller, commonly referred to as short sales, transactions in put or call options, margin trading or other inherently speculative transactions with respect to our stock. The insider trading policy prohibits all TRHC Team Members from engaging in any pledging transactions, except in unusual circumstances and depending on approval by the Board or the Compensation Committee. Such approval typically will depend on the TRHC team member’s clearly demonstrated financial capacity to repay the loan without resorting to the pledged securities.

54	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship between the annual total compensation of our employees and the annual total compensation of Mr. Brian Adams, our Chief Executive Officer. We consider the pay ratio specified herein to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K. In making this pay ratio disclosure, other companies may use assumptions, estimates, and methodologies different than ours; as a result, the following information may not be directly comparable to the information provided by other companies in our peer group or otherwise.
We believe executive pay must be internally consistent and equitable to motivate our employees to create stockholder value. We are committed to internal pay equity, and our Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive. Mr. Adams had 2022 annual total compensation of  $2,301,712 as reflected in the Summary Compensation Table included in this Proxy Statement. Using a determination date of December 31, 2022, our median employee’s annual total compensation for 2022 was $74,075, as determined in the same manner as the total compensation for Mr. Adams. Based on this information, for 2022, the estimated ratio of the median of the annual total compensation of all of our employees (other than our CEO) to the annual compensation of our CEO was approximately 1 to 31.1.
During 2022, the divestiture of a non-core business had an impact on our employee population. Accordingly, we changed our median employee from 2021. To identify the median employee from our employee population, we determined the annual total compensation, a consistently applied measure of compensation paid across our entire employee base, of each of our employees as of the measurement date, December 31, 2022, in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. We considered all Company employees, except that, in accordance with Item 402(u) of Regulation S-K, we excluded all non-U.S. employees, which represented less than 5% of our U.S. employee population.
Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	55

Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure, as it applies to smaller reporting companies, regarding executive “Compensation Actually Paid” (“CAP”), as calculated under applicable SEC rules, for our principal executive officer(s) (“PEO(s)”) and our other named executive officers (“non-PEO NEOs”) and certain financial performance measures for the fiscal years ended December 31, 2021 and 2022.
In determining the CAP to our PEO(s) and the CAP to our non-PEO NEOs, we are required to make various adjustments to the total compensation amounts that have been reported in the Summary Compensation Table (“SCT”), as the SEC’s valuation methods for this section differ from those required in the SCT. Information regarding the methodology for calculating CAP to our PEO(s) and the CAP to our non-PEO NEOs, including details regarding the amounts that were deducted from, and added to, the SCT totals to arrive at the values presented for CAP, are provided in the footnotes to the table. A narrative discussion of the relationship between CAP and the financial performance measures is also presented below. Note that for non-PEO NEOs, compensation is reported as an average.
The Compensation Discussion & Analysis (“CD&A”) describes the compensation setting process for our named executive officers, which is done independently from the disclosure requirements shown in this section. Accordingly, the Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
Pay Versus Performance Table

Year	Summary Compensation Table Total for Brian Adams(1) ($)	Summary Compensation Table Total for Calvin Knowlton(1) ($)	Compensation Actually Paid to Brian Adams(2) ($)	Compensation Actually Paid to Calvin Knowlton(2) ($)	Average Summary Compensation Table Total for Non-CEO NEOs(3) ($)	Average Compensation Actually Paid to Non-CEO NEOs(2)(3) ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)	Net Income (Loss) (in millions)(4) ($)
2022	2,301,712	5,984,015	1,532,550	26,176	2,459,281	915,985	11.55	(147.5)
2021	N/A	5,971,425	N/A	(5,531,474)	2,925,697	(1,429,004)	35.01	(79.1)

(1)
During 2021, Dr. Calvin Knowlton served as our PEO. During 2022, Dr. Knowlton served as our PEO from January 1, 2022 to September 13, 2022, and Mr. Brian Adams served as our PEO from September 13, 2022 through December 31, 2022.

(2)
Deductions from, and additions to, total compensation as reported in the SCT by year to calculate CAP include:

	2022			2021
	Brian Adams ($)	Calvin Knowlton ($)	Average Non-PEO NEOs ($)	Calvin Knowlton ($)	Average Non-PEO NEOs ($)
Total Compensation from Summary Compensation Table	2,301,712	5,984,015	2,459,281	5,971,425	2,925,697
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	(1,633,498)	(2,654,433)	(1,264,207)	(5,229,000)	(2,396,625)
Year-end fair value of unvested awards granted in the current year	1,274,130	—	648,533	1,152,750	528,344
Year-over-year difference of year-end fair values for unvested awards granted in prior years	(420,098)	—	(109,310)	(7,473,843)	(2,507,456)
Fair values at vest date for awards granted and vested in current year	—	369,688	75,833	—	—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	10,304	(3,645,344)	(888,364)	47,194	21,036
56	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Pay Versus Performance
	2022			2021
	Brian Adams ($)	Calvin Knowlton ($)	Average Non-PEO NEOs ($)	Calvin Knowlton ($)	Average Non-PEO NEOs ($)
Forfeitures during current year equal to prior year-end fair value	—	(27,750)	(5,781)	—	—
Dividends or dividend equivalents not otherwise included in total	—	—	—	—	—
Total Adjustments for Equity Awards	(769,162)	(5,957,839)	(1,543,296)	(11,502,899)	(4,354,701)
Compensation Actually Paid (as Calculated)	1,532,550	26,176	915,985	(5,531,474)	(1,429,004)

(3)
Non-PEO NEOs reflect the average SCT total compensation and average CAP for the following NEOs by year:

2022: Dr. Orsula Knowlton, Michael Greenhalgh, and Thomas Cancro
2021: Brian Adams, Dr. Orsula Knowlton, and Michael Greenhalgh
(4)
Amounts shown are Net Income (Loss) attributable to the Company, as reflected in the Company’s Consolidated Statements of Operations for each of the years ended December 31, 2021, and 2022.

Relationship Between CAP and Financial Performance Measures

The illustrations below provide a graphical description of CAP (as calculated under applicable SEC rules) and the following financial performance measures:
•
Company total shareholder return (“TSR”); and

•
Company Net Income (Loss).

CAP and Tabula Rasa’s TSR

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	57

Pay Versus Performance
CAP and Company Net Income (Loss)

58	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2023 by:
(i)
each director and director nominee;

(ii)
each current named executive officer;

(iii)
all of our current executive officers and directors as a group; and

(iv)
all stockholders known to us to be beneficial owners of more than five percent of our common stock.

Except as otherwise set forth below, the address of each beneficial owner is: c/o 228 Strawbridge Drive, Suite 100, Moorestown, New Jersey 08057.
	Beneficial Ownership
Name	Number of Shares (#)	Percent of Total (%)
5%+ Beneficial Stockholders
Indaba Capital Management, L.P.(1) One Letterman Drive, Building D, Suite DM 700 San Francisco, California 94129	6,521,578	24.1%
Directors and Executive Officers
Brian Adams(2)	505,391	1.9%
Thomas Cancro(3)	211,500	*
Michael Greenhalgh(4)	373,983	1.4%
Dr. Samira Beckwith(5)	63,172	*
Dr. Jan Berger(6)	78,918	*
Dr. Dennis Helling(7)	88,837	*
Ronald Mitchell(8)	53,691	*
Kathrine O’Brien(9)	24,671	*
Michael Purcell(10)	113,681	*
Derek C. Schrier(11)	6,574,325	24.5%
Jonathan D. Schwartz(12)	52,747	*
RADM Pamela Schweitzer(13)	63,363	*
All current executive officers and directors as a group (12 persons)	8,204,279	30.3%

*
Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)
Based solely on information set forth in a Schedule 13D/A filed with the SEC on September 14, 2022 by Indaba Capital Management, L.P. (the “Investment Manager”), IC GP, LLC, as the general partner of Indaba Capital Management, L.P. (the “IC GP”), and Derek C. Schrier, as the Managing Member of IC GP (collectively, the “Indaba Reporting Persons”). The shares of company common stock are directly held by Indaba Capital Fund, L.P. (the “Fund”) and beneficially owned by the Indaba Reporting Persons, who may be deemed to exercise voting and investment power over the company common stock held directly by the Fund. The Fund specifically disclaims beneficial ownership of the company common stock directly held by it by virtue of its inability to vote or dispose of such securities as a result of such delegation to the Investment Manager. The Indaba Reporting Persons reported that they have sole voting power and sole dispositive power with respect to zero shares, have shared voting power and shared dispositive power with respect to 6,521,578 shares, and have 1,282,805 shares of common stock issuable upon the exercise of 1.75% convertible senior subordinated notes due February 15, 2026 in the principal amount of  $89,728,000.

Derek C. Schrier, the Managing Member of IC GP, which is the general partner of the Investment Manager, is a director of the company. For purposes of Section 16 of the Securities Exchange Act of 1934, as amended, the Fund is deemed a director by deputization by virtue of its representation on the board of directors of the company.
Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	59

Security Ownership of Certain Beneficial Owners and Management
(2)
Consists of  (a) 102,850 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2023, (b) 169,570 shares of unvested restricted stock held by Mr. Adams and (c) 232,971 shares of common stock held by Mr. Adams.

(3)
On February 28, 2022, Mr. Cancro was appointed as the Company’s Chief Financial Officer. Consists of  (a) 150,000 shares of unvested restricted stock, (b) 50,000 shares of vested restricted stock held by Mr. Cancro, and (c) 11,500 shares of common stock held by Mr. Cancro.

(4)
Consists of  (a) 61,347 shares of common stock issuable to Mr. Greenhalgh upon the exercise of options within 60 days of March 31, 2023, (b) 130,234 shares of unvested restricted stock held by Mr. Greenhalgh and (c) 182,402 shares of common stock held by Mr. Greenhalgh.

(5)
Consists of  (a) 514 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2023, (b) 46,377 shares of unvested restricted stock held by Dr. Beckwith and (c) 16,281 shares of common stock held by Dr. Beckwith.

(6)
Consists of  (a) 46,377 shares of unvested restricted stock held by Dr. Berger and (b) 32,541 shares of common stock held by Dr. Berger.

(7)
Consists of  (a) 2,369 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2023, (b) 46,377 shares of unvested restricted stock held by Dr. Helling, (c) 3,792 shares of vested but not yet delivered restricted stock, and (d) 36,299 shares of common stock held by Dr. Helling.

(8)
Consists of 53,691 shares of unvested restricted stock held by Mr. Mitchell.

(9)
Consists of  (a) 20,879 shares of common stock held by Ms. O’Brien and (b) 3,792 shares of vested but not yet delivered restricted stock.

(10)
Consists of  (a) 71,544 shares of unvested restricted stock held by Mr. Purcell and (b) 42,137 shares of common stock held by Mr. Purcell.

(11)
Consists of  (a) 6,521,578 shares of common stock beneficially owned together with the other Indaba Reporting Persons, over which the Indaba Reporting Persons reported they have sole voting power and sole dispositive power with respect to zero shares, and have shared voting power and shared dispositive power with respect to 6,521,578 shares and (b) 52,747 shares of unvested restricted stock held by Mr. Schrier.

(12)
Consists of 52,747 shares of unvested restricted stock held by Mr. Schwartz.

(13)
Consists of  (a) 46,377 shares of unvested restricted stock held by RADM Schweitzer, (b) 7,202 shares of common stock held by RADM Schweitzer, and (c) 9,784 shares of common stock held in the Schweitzer Family Trust of which RADM Schweitzer is a co-trustee with her spouse.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of the company’s common stock.

60	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers (as defined under Section 16(a) of the Exchange Act), directors and persons who own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based on our records and other information, we believe that each of our executive officers, directors, and certain beneficial owners of TRHC’s common stock complied with all Section 16(a) filing requirements applicable to them during 2022 on a timely basis, except that administrative oversight led to the late filing of: (1) one Form 4 by Derek C. Schrier with respect to one transaction, and (2) one Form 4 by Michael Greenhalgh with respect to one transaction.
Securities Authorized for Issuance Under Equity Compensation Plans as of December 31, 2022
	(a)	(b)	(c)
Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options,Warrants, and Rights (#)	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(Excluding Securities Reflected in Column (a))(1) (#)
Equity compensation plans approved by security holders	1,177,805	28.39	1,251,990
Equity compensation plans not approved by security holders	—	—	—
Total	1,177,805	28.39	1,251,990

(1)
Reflects shares of common stock available for future issuance under the Equity Plan at December 31, 2022. In September 2016, our Board adopted the Equity Plan, which was approved by our stockholders (also in September 2016). The Equity Plan became effective on September 27, 2016, and on this date the 2014 Equity Compensation Plan merged with and into the Equity Plan. Accordingly, no additional stock awards will be granted under the 2014 Equity Compensation Plan. As of the first trading day of January during the term of the Equity Plan, beginning with calendar year 2017, the number of shares reserved under the Equity Plan is automatically increased by 5% of the total number of shares of common stock that are outstanding as of the last trading day of December of the immediately preceding calendar year. Pursuant to the terms of the Equity Plan, an additional 1,356,454 shares were added to the number of available shares effective March 10, 2023.

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	61

Certain Relationships and Related Party Transactions
The following is a description of transactions since January 1, 2022 to which we have been a party, in which the amount involved in the transaction exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock had or will have a direct or indirect material interest.
2022 TRANSACTIONS

The Company’s CareVention HealthCare segment provides medication fulfillment pharmacy services and certain PACE solutions services to Hope Healthcare Services. Dr. Samira Beckwith, a member of the Company’s Board, was the President and Chief Executive Officer of Hope Healthcare Services during 2022. The medication fulfillment pharmacy services provided to Hope Healthcare Services are provided on substantially the same terms as those for all other clients. For the year ended December 31, 2022, approximately $7,494,000 of revenue related to Hope Healthcare Services was included in the Company’s consolidated statements of operations, and approximately $145,000 was included in accounts receivable, net, as of December 31, 2022 on the Company’s consolidated balance sheets.
INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with certain of our directors and officers. Under these agreements, we have agreed to indemnify these persons against any and all expenses incurred by them resulting from their status as one of our directors or executive officers to the fullest extent permitted by Delaware law, our charter and our bylaws, except in limited circumstances. In addition, these indemnification agreements generally provide that, to the fullest extent permitted by Delaware law, we will pay for all expenses incurred by such persons in connection with a legal proceeding arising out of their service to us.
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

See “Executive Compensation” and “Director Compensation” for information regarding compensation of directors and executive officers.
EMPLOYMENT AGREEMENTS AND COMPENSATION ARRANGEMENTS

Dr. Calvin Knowlton, husband of Dr. Orsula Knowlton, our former Co-President and Chief Marketing & New Business Development Officer and director, served as our Chief Executive Officer and Chairman during 2022. See the section titled “Executive Compensation” for compensation information for Dr. Calvin Knowlton.
Dr. Orsula Knowlton, wife of Dr. Calvin Knowlton, served as our Co-President Chief Marketing & New Business Development Officer during 2022. See the section titled “Executive Compensation” for compensation information for Dr. Orsula Knowlton.
Jeffrey Knowlton, a son of Dr. Calvin Knowlton, has been employed by us since 2013. Jeffrey Knowlton currently serves as our Vice President of Business Intelligence. During the fiscal year ended December 31, 2022, Jeffrey Knowlton had total compensation, including base salary, bonus, equity awards and other compensation, of approximately $288,750.
Dana Filippoli, a daughter of Dr. Calvin Knowlton, was employed by us during 2022 as the Company’s Vice President of Marketing and Communications. During the fiscal year ended December 31, 2022, Dana Filippoli had total compensation, including base salary, bonus, equity awards and other compensation, of approximately $135,922. Ms. Filippoli’s employment with the Company was terminated during 2022.
Joseph Filippoli, a son-in-law of Dr. Calvin Knowlton, was employed by us during 2022 as the Company’s Chief Information Officer. During the fiscal year ended December 31, 2022, Joseph Filippoli had total compensation, including base salary, bonus, equity awards and other compensation, of approximately $566,243. Mr. Filippoli’s employment with the Company was terminated during 2022.
62	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Certain Relationships and Related Party Transactions
Robert Omlor, a son-in-law of Dr. Calvin Knowlton, was employed by us during 2022 as our Vice President of Client Development. During the fiscal year ended December 31, 2022, Robert Omlor had total compensation, including base salary, bonus, equity awards and other compensation, of approximately $221,667. Mr. Omlor’s employment with the Company was terminated during 2022.
Phillip Christou, a brother-in-law of Drs. Calvin and Orsula Knowlton, was employed by us during 2022 as our Vice President of Pharmacy Services. During the fiscal year ended December 31, 2022, Phillip Christou had total compensation, including base salary, bonus, equity awards and other compensation, of approximately $200,242. Mr. Christou’s employment with the Company was terminated during 2022.
Michael Greenhalgh, Jr., a son of Michael Greenhalgh, has been employed by us since 2018. Michael Greenhalgh, Jr. serves as a Regional Manager of Business Development. During the fiscal year ended December 31, 2022, Michael Greenhalgh, Jr. had total compensation, including base salary, bonus, equity awards and other compensation, of approximately $143,890.
Each of Jeffrey Knowlton, Dana Filippoli, Joseph Filippoli, Robert Omlor, Phillip Christou, and Michael Greenhalgh Jr.’s, respective compensation levels were determined, in part, by reference to our similarly situated employees who were not related to an executive officer or director. Each of the above-named individuals was also eligible for equity awards on the same general terms and conditions as applicable to other similarly situated employees who were not related to an executive officer or director. For more detail on these equity grants, please refer to the table below under the header “Stock Option Grants and Grants of Restricted Stock to Family Members of Executive Officers.”
STOCK OPTION GRANTS AND GRANTS OF RESTRICTED STOCK TO FAMILY MEMBERS OF EXECUTIVE OFFICERS

We have granted restricted stock to our executive officers and directors as more fully described in “Executive Compensation” and “Director Compensation.” In addition, we have granted restricted stock under the Equity Plan to certain immediate family members of our executive officers. The table below summarizes the restricted stock grants made to such persons during 2022, the value of which is included in the narrative description above:
Name	Grant Date	Number of Securities Underlying Award (#)
Phillip Christou	1/1/2022	1,156
	8/22/2022	5,098
Joseph Filippoli	8/22/2022	25,832
Michael Greenhalgh Jr.	1/1/2022	321
Jeffrey Knowlton	1/1/2022	787
	8/22/2022	5,951
Robert Omlor	1/1/2022	606

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	63

Certain Relationships and Related Party Transactions
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

To assist the Company in complying with its disclosure obligations and to enhance the Company’s disclosure controls, the Board approved a formal policy in October 2016 regarding related person transactions. A “related person” is a director, officer, nominee for director, or a more than 5% stockholder (of any class of the Company’s Common Stock) since the beginning of the Company’s last completed fiscal year, and their immediate family members. A related person transaction is any transaction or any series of transactions in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.
Specifically, the policy establishes a process for identifying related persons and procedures for reviewing and approving such related person transactions. In addition, directors and executive officers are required to complete an annual questionnaire in connection with the Company’s proxy statement for its annual meeting of stockholders, which includes questions regarding related person transactions. Further, the Company’s legal, financial, and other departments have established additional procedures to assist the Company in identifying existing and potential related person transactions and other potential conflict of interest transactions.
Our Audit Committee is charged with the responsibility of reviewing and approving all related person transactions, and periodically reassessing any related person transaction entered into by TRHC to ensure continued appropriateness. This responsibility is set forth in our Audit Committee charter. A related party transaction will only be approved if the members of the Audit Committee determine that the transaction is in the best interests of TRHC and its stockholders. If a director is involved in the transaction, he or she will recuse himself or herself from all decisions regarding the transaction. In addition, the Audit Committee will review these transactions under our Code of Business Conduct and Ethics, which governs conflicts of interests, among other matters, and is applicable to our employees, officers and directors.
The Board of Directors also has adopted a written Code of Business Conduct and Ethics for the Company in compliance with Sarbanes-Oxley, which is publicly available on our website at ir.tabularasahealthcare.com under the section Corporate Governance. Under the Code of Business Conduct and Ethics, the Company’s employees, officers, and directors are discouraged from entering into any transaction that may cause a conflict of interest for the Company. In addition, they must report any potential conflict of interest, including related person transactions, to their supervisor, an executive officer, or the compliance officer, as defined in the Code of Business Conduct and Ethics, who then reviews and summarizes the proposed transaction for the Audit Committee.

64	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Proposal 3—Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP; however, the Audit Committee will not be obligated to retain a different independent registered accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2022 and 2021 by KPMG LLP, our independent registered public accounting firm.
	Fiscal Year Ended
KPMG Fees	2022 ($)	2021 ($)
Audit fees(1)	1,313,195	1,534,043
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	1,313,195	1,534,043

(1)
Audit fees: Audit fees consist of fees associated with the annual audit of our financial statements, the reviews of our interim financial statements, as well as fees for all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements. Audit fees also include out-of-pocket expenses associated with the annual audit and related quarterly reviews. Audit fees for 2021 also include fees associated with the audit of our internal control over financial reporting for the fiscal year ended December 31, 2021.

All KPMG LLP services and fees in the fiscal years ended December 31, 2022 and December 31, 2021 were pre-approved by the Audit Committee or its properly delegated authority.
PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, KPMG LLP. The Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	65

Proposal 3—Ratification of Selection of Independent Registered Public Accounting Firm
If KPMG LLP renders services other than audit services to us, the Audit Committee will determine whether the rendering of these services is compatible with maintaining KPMG LLP’s independence.
The affirmative vote of the holders of a majority of the shares of our common stock virtually present or represented by proxy at the Annual Meeting and entitled to vote on this proposal will be required to ratify the selection of KPMG LLP for our fiscal year ending December 31, 2023. Abstentions will have the same effect as an “AGAINST” vote and broker non-votes will have no effect.
The Board unanimously recommends a vote FOR Proposal 3.

66	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Proposal 4—Approval of an Amendment to the Certificate of Incorporation to Declassify the Board of Directors
SUMMARY

The Board voted to approve, and to recommend to our stockholders that they approve, an amendment to the Company’s current certificate of incorporation (“Charter”) to declassify our Board and provide for certain related changes, including that directors may be removed by the holders of a majority of the shares then entitled to vote at an election of directors, with or without cause.
BACKGROUND

Article V of our Charter currently provides that our Board be divided into three classes of directors: Class I, Class II and Class III, with each Class of directors being elected on a staggered basis to a three-year term. Currently, one Class of directors is nominated at each annual meeting of stockholders, with each director in that Class serving a term expiring at the annual meeting held in the third year following the year of such director’s election.
Pursuant to the Cooperation Agreement between the Company and Indaba, the Company has committed to “declassifying” its Board of Directors, such that — as of the annual meeting of stockholders to be held in 2024 — each director nominee will be elected on an annual, rather than a triennial, basis.
After considering the advantages and disadvantages of declassification, including the feedback from stockholders and the terms of the Cooperation Agreement, the Board believes it in the best interest of the Company and its stockholders to declassify the Board. In connection with and in support of the Cooperation Agreement, the Board unanimously approved, and recommends that the Company’s stockholders approve, the adoption of an amendment to the current Charter to declassify the Board.
This proposal also necessitates certain other changes to the Charter. Article V of our Charter currently provides that directors may only be removed for cause by the affirmative vote of at least 66 2∕3% of the voting power of shares of our stock entitled to vote at an election of directors, which is consistent with Delaware law for a classified board. Delaware corporate law, however, does not permit directors of a corporation with an unclassified board to be removed only for cause or by a vote of more than the holders of a majority of the shares then entitled to vote at an election of directors. Therefore, if this Proposal 4 adopted, the Charter amendment will include changes to provide that, from and after the annual meeting of stockholders to be held in 2024, directors can be removed at any time, with or without cause, by a majority of the voting power of shares of our stock entitled to vote at an election of directors.
EFFECT OF THE PROPOSAL

If adopted by at least 66 2∕3% of the voting power of all of the outstanding shares entitled to vote at the Annual Meeting, the proposed amendment will (i) eliminate the classified Board of Directors, with the result that each director nominee would stand for election of a one-year term, beginning with the vote to be held at the Company’s 2024 annual meeting of stockholders, (ii) provide for certain changes to the director removal provisions to provide that directors can be removed at any time, with or without cause, by a majority of the voting power of shares of our stock entitled to vote at an election of directors and (iii) provide for certain conforming changes in connection with the foregoing and certain other administrative matters (collectively, the “Declassification Amendment”).
The Declassification Amendment is described further below, and is shown in its entirety on Appendix A hereto.
Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	67

Proposal 4—Approval of an Amendment to the Certificate of Incorporation to Declassify the
Board of Directors
TEXT OF THE PROPOSAL

The proposed changes to Article V of the Charter, with deletions indicated by strike-outs and additions indicated by underlining, is as follows:
***
V.
For the management of the business and for the conduct of the affairs of the ~~Company~~Corporation, and in further definition, limitation and regulation of the powers of the ~~Company~~Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
~~A.   MANAGEMENT OF BUSINESS. The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.~~
A.   BYLAWS. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation (as amended and restated from time to time, the “Bylaws”). Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Second Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2∕3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
B.   BOARD OF DIRECTORS.
1.   Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, ~~following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), covering the offer and sale of Common Stock to the public (the “Initial Public Offering”), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.~~the number of directors of the Corporation shall be as from time to time fixed by the Board of Directors, within any limitations as may be fixed by the Bylaws.
2.   ~~Notwithstanding the foregoing provisions of this section~~The term of office of all directors serving as of the effective date of this Second Amended and Restated Certificate of Incorporation shall expire at the Corporation’s 2024 annual meeting of stockholders. Each person elected as a director, whether to succeed a person whose term of office as a director has expired or to fill any vacancy, shall be elected for a term expiring at the next annual meeting of stockholders. In each case, each director shall ~~serve~~hold office until ~~his or her~~such director’s successor is duly elected and qualified or until ~~his or her~~such director’s earlier death, resignation ~~or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.~~, retirement, disqualification or removal from office.
~~C.    REMOVAL OF DIRECTORS.~~
3.   Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office; provided that a quorum is present, and any other vacancy occurring on the Board

68	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Proposal 4—Approval of an Amendment to the Certificate of Incorporation to Declassify the
Board of Directors
of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term expiring at the next annual meeting of stockholders. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then issued and outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate of Incorporation applicable thereto.
~~1.   Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the Initial Public Offering, neither the Board of Directors nor any individual director may be removed without cause.~~
~~2.   Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (662∕3%) of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors.~~
~~D.   VACANCIES.   Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.~~
~~E.   BYLAW AMENDMENTS. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company. Any adoption, amendment or repeal of the Bylaws of the Company by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (662∕3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.~~
~~F~~C.   WRITTEN BALLOTS. The directors of the ~~Company~~Corporation need not be elected by written ballot unless the Bylaws so provide.
~~G~~D.   ACTION BY STOCKHOLDERS. No action shall be taken by the stockholders of the ~~Company~~Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent or electronic transmission.
~~H~~E.   ~~ADVANCED~~ADVANCE NOTICE. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the ~~Company~~Corporation shall be given in the manner provided in the Bylaws ~~of the Company~~.
***
The full text of the proposed Second Amended and Restated Certificate of Incorporation, including the additional proposed amendments discussed in Proposal 5 and Proposal 6 of this Proxy Statement, is included as Appendix A to this Proxy Statement.
If this proposal is approved, the language above will be incorporated into a full amendment and restatement of the current Charter (the “Second Amended and Restated Certificate of Incorporation”), which, as described below, the Board intends to have the company file as soon as practicable if this proposal is adopted at the Annual Meeting.

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	69

Proposal 4—Approval of an Amendment to the Certificate of Incorporation to Declassify the
Board of Directors
The description of the proposal set forth above is qualified in its entirety by reference to the text of the Second Amended and Restated Certificate of Incorporation attached as Appendix A to this Proxy Statement.
VOTE REQUIRED AND EFFECTIVENESS; INTERACTION WITH OTHER PROPOSED AMENDMENTS

The affirmative vote of at least 66 2/3% of the voting power of all of the outstanding shares of capital stock of the Company entitled to vote as of the Record Date is required to adopt this proposal. Abstentions will have the same effect as votes “Against” this proposal.
If this proposal to amend the Charter is approved and adopted by our stockholders, we will file a Second Amended and Restated Certificate of Incorporation of the company with the Secretary of State of the State of Delaware shortly after the Annual Meeting that includes the above-described amendment. If this proposal to amend the Charter is not approved and adopted, the above-described amendment will not become effective. The Second Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware shortly after the Annual Meeting will also include the amendments described in Proposal 5 and Proposal 6, if those amendments are also approved and adopted by stockholders.
The approval of this Proposal 4 is not conditioned upon approval of Proposal 5 or Proposal 6, which are the other Charter proposals described in this Proxy Statement.
RELATED CHANGES TO THE BYLAWS

If this proposal is approved, the Board will adopt certain conforming amendments to our current Bylaws to implement corresponding changes, in addition to addressing certain other administrative matters.
The Board unanimously recommends a vote FOR Proposal 4.

70	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Proposal 5—Approval of an Amendment of the Certificate of Incorporation to Provide for the Exculpation of Officers as Permitted by Delaware Law
SUMMARY

The Board voted to approve, and to recommend to our stockholders that they approve, an amendment to the Company’s Charter to permit the exculpation of officers, as is consistent with recent changes to the Delaware General Corporation Law (“DGCL”).
BACKGROUND

Article VI of our Charter currently includes “exculpatory provisions” that eliminate our directors’ liability for monetary damages to the fullest extent under applicable law. As a Delaware corporation, the DGCL permits the company to eliminate our directors’ personal liability for monetary damages resulting from a breach of the fiduciary duty of care, subject to exceptions for intentional misconduct or knowing violations of the law.
Such “exculpatory provisions” are common amongst large public companies, and they allow us to recruit and retain highly-qualified persons to serve as directors. Under prior Delaware law, the statutory exculpatory provisions could only be extended to directors of corporations. However, effective August 1, 2022, the Delaware legislature amended the DGCL to permit Delaware corporations to extend similar exculpatory protections for officers, subject to the conditions and limitations under Section 102(b)(7) of the DGCL.
The Board believes it in the best interest of the Company and its stockholders to provide such exculpatory provisions to the officers of the Company to the extent permitted by the DGCL, as recently amended. In making this determination, the Board considered that the DGCL provision limits exculpation of officers only to claims that do not involve breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Further, the statutory exculpation does not extend to derivative claims brought by or in the right of the company.
In weighing the potential benefits and drawbacks to stockholders, the Board further considered that officers-like directors-are exposed to a substantial risk of lawsuits that could seek to impose personal monetary liability. The Board believes that these new exculpatory protections recognized by the Delaware legislature will, if adopted, allow us to continue to attract and retain highly qualified executives and enable them to exercise good business judgment and act in the best interests of the stockholders, while minimizing their potential personal liability and reducing distractions arising from frivolous litigation.
The Board believes that adopting this officer exculpation provision will offer some measure of protection against such frivolous claims, which in turn will support the company’s ability to attract and retain quality executives and reduce diversion of management attention and resultant waste of corporate resources.
EFFECT OF THE PROPOSAL

If adopted by at least 66 2/3% of the voting power of all of the outstanding shares entitled to vote at the Annual Meeting, the proposed amendment will revise Article VI to provide that liability of both directors and officers for monetary damages for breach of fiduciary duty as a director or officer, as applicable, shall be eliminated to the fullest extent possible under applicable law (the “Exculpatory Amendment”).
The Exculpatory Amendment is described further below and is shown in its entirety on Appendix A hereto.
Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	71

Proposal 5—Approval of an Amendment of the Certificate of Incorporation to Provide for the
Exculpation of Officers as Permitted by Delaware Law
TEXT OF THE PROPOSAL

The proposed changes to Article VI of the Charter, with deletions indicated by strike-outs and additions indicated by underlining, is as follows:
***
VI.
A.   The liability of the directors and officers for monetary damages for breach of fiduciary duty as a director or officer, as applicable, shall be eliminated to the fullest extent under applicable law. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer, as applicable, to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.
B.   To the fullest extent permitted ~~by~~under applicable law, the ~~Company~~Corporation is authorized to provide indemnification of  (and advancement of expenses to) directors, officers and agents of the ~~Company~~Corporation (and any other persons to which applicable law permits the ~~Company~~Corporation to provide indemnification) through ~~Bylaw provisions,~~the Bylaws, through agreements with such agents or other persons, through the vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. ~~If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.~~
C.   Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any director, officer or agent of the Corporation (or any other persons to which applicable law permits the Corporation to provide indemnification) under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
***
The full text of the proposed Second Amended and Restated Certificate of Incorporation, including the additional proposed amendments discussed in Proposal 4 and Proposal 6 of this Proxy Statement, is included in [Appendix A] to this Proxy Statement.
If this proposal is approved, the language above will be incorporated into the Second Amended and Restated Certificate of Incorporation, which, as described below, the Board intends to have the company file as soon as practicable if this proposal is adopted at the Annual Meeting.
The description of the proposal set forth above is qualified in its entirety by reference to the text of the Second Amended and Restated Certificate of Incorporation attached as Appendix A to this Proxy Statement.
VOTE REQUIRED AND EFFECTIVENESS; INTERACTION WITH OTHER PROPOSED AMENDMENTS

The affirmative vote of at least 66 2/3% of the voting power of all of the outstanding shares of capital stock of the Company entitled to vote as of the Record Date is required to adopt this proposal. Abstentions will have the same effect as votes “Against” this proposal.
If this proposal to amend the Charter is approved and adopted by our stockholders, we will file a Second Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware shortly after the Annual Meeting that includes the above-described amendment. If this proposal to amend the Charter is not approved and adopted, the above-described amendment will not become effective. The Second Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware shortly after the Annual Meeting will also include the amendments described in Proposal 4 and Proposal 6, if those amendments are also approved and adopted by stockholders.
The approval of this Proposal 5 is not conditioned upon approval of Proposal 4 or Proposal 6, which are the other Charter proposals described in this Proxy Statement.

72	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Proposal 5—Approval of an Amendment of the Certificate of Incorporation to Provide for the
Exculpation of Officers as Permitted by Delaware Law
RELATED CHANGES TO THE BYLAWS

If this proposal is approved, the Board will adopt certain conforming amendments to the company’s current Bylaws to implement corresponding changes, in addition to addressing certain other administrative matters.
The Board unanimously recommends a vote FOR Proposal 5.

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	73

Proposal 6—Approval of an Amendment of the Certificate of Incorporation to Add a Federal Forum Selection Provision
SUMMARY

The Board voted to approve, and to recommend to our stockholders that they approve, an amendment to the Company’s Charter to add a federal forum selection provision.
BACKGROUND

Article VII of our Charter currently provides for an exclusive forum for particular types of stockholder litigation. If adopted, the amendment will add further exclusions to this clause, such that — unless the company consents otherwise in writing, or if otherwise prohibited by law — the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”). Anyone who acquires or holds any interest in shares of capital stock of the Company will be deemed to consent to these terms.
The Board believes it is in the best interest of the company and its stockholders to adopt this exclusive forum provision. In making this determination, the Board considered that establishing the federal district courts of the United States as the sole and exclusive forum for claims arising under the federal Securities Act promotes efficiency by limiting plaintiffs’ forum-shopping in state courts, avoids duplicative claims and their associated defense costs and administrative burdens and ensures the Company is afforded the forum with the judiciary most experienced in efficiently adjudicating such claims. The Board further considered that this exclusive forum provision does permit the company to consent in writing to be sued in an alternative forum.
Such exclusive forum provisions are common and prevalent amongst large U.S. public companies, and such companies are increasingly adopting similar provisions in recent years following a favorable U.S. Supreme Court ruling supporting the validity of such provisions.
As a result, the Board believes that adopting this exclusive forum provision will provide the Company with some certainty and efficiency with respect to any future claims against the company arising under the Securities Act.
EFFECT OF THE PROPOSAL

If adopted by at least 66 2/3% of the voting power of all of the outstanding shares entitled to vote at the Annual Meeting, the proposed amendment will revise Article VII to provide that, to the extent permitted by law, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act (the “Exclusive Forum Amendment”).
The Exclusive Forum Amendment is described further below and is shown in its entirety on Appendix A hereto.
TEXT OF THE PROPOSAL

The proposed changes to Article VII of the Charter, with deletions indicated by strike-outs and additions indicated by underlining, is as follows:
***
VII.
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the ~~Company~~Corporation; (B) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the ~~Company to the Company or the Company’s~~
74	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Proposal 6—Approval of an Amendment of the Certificate of Incorporation to Add a Federal
Forum Selection Provision
Corporation to the Corporation or the Corporation’s stockholders or any claim for aiding and abetting such alleged breach; (C) any action asserting a claim against the ~~Company~~Corporation or any current or former director, officer or other employee of the Corporation arising pursuant to any provision of the DGCL, ~~the~~this Second Amended and Restated Certificate of Incorporation or the Bylaws ~~of the Company~~(as each may be amended from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (D) any action to interpret, apply, enforce or determine the validity of ~~the Company’s~~this Second Amended and Restated Certificate of Incorporation or the Bylaws; or (E) any other action asserting a claim against the ~~Company~~Corporation or any current or former director, officer or other employee of the Corporation governed by the internal affairs doctrine (each, a “Covered Proceeding”). If any action, the subject matter of which is a Covered Proceeding, is filed in a court other than the specified Delaware courts without the approval of the ~~Company’s~~ Board of Directors (a “Foreign Action”), the claiming party will be deemed to have consented to (1) the personal jurisdiction of the specified Delaware courts in connection with any action brought in any such courts to enforce the exclusive forum provision described above and (2) having service of process made upon such claiming party in any such enforcement action by service upon such claiming party’s counsel in the Foreign Action as agent for such claiming party. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the ~~Company~~Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VII. To the extent permitted by law, unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
***
The full text of the proposed Second Amended and Restated Certificate of Incorporation, including the additional proposed amendments discussed in Proposal 4 and Proposal 5 of this Proxy Statement, is included in [Appendix A] to this Proxy Statement.
If this proposal is approved, the language above will be incorporated into the Second Amended and Restated Certificate of Incorporation, which, as described below, the Board intends to have the company file as soon as practicable if this proposal is adopted at the Annual Meeting.
The description of the proposal set forth above is qualified in its entirety by reference to the text of the Second Amended and Restated Certificate of Incorporation attached as Appendix A to this Proxy Statement.
VOTE REQUIRED AND EFFECTIVENESS; INTERACTION WITH OTHER PROPOSED AMENDMENTS

The affirmative vote of at least 66 2∕3% of the voting power of all of the outstanding shares of capital stock of the Company entitled to vote as of the Record Date is required to adopt this proposal. Abstentions will have the same effect as votes “Against” this proposal.
If this proposal to amend the Charter is approved and adopted by our stockholders, we will file a Second Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware shortly after the Annual Meeting that includes the above-described amendment. If this proposal to amend the Charter is not approved and adopted, the above-described amendment will not become effective. The Second Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware shortly after the Annual Meeting will also include the amendments described in Proposal 4 and Proposal 5, if those amendments are also approved and adopted by stockholders.
The approval of this Proposal 6 is not conditioned upon approval of Proposal 4 or Proposal 5, which are the other Charter proposals described in this Proxy Statement.
RELATED CHANGES TO THE BYLAWS

The approval of this proposal will have no impact on the Company’s current Bylaws.
The Board unanimously recommends a vote FOR Proposal 6.

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	75

Other Matters
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
A copy of our 2022 Annual Report (excluding exhibits and information incorporated by reference) is available without charge upon written request to:
Corporate Secretary
Tabula Rasa HealthCare, Inc.
228 Strawbridge Drive, Suite 100
Moorestown, New Jersey 08057
or on our website at ir.tabularasahealthcare.com.
76	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Appendix A
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
TABULA RASA HEALTHCARE, INC.
~~Calvin H. Knowlton hereby certifies that:~~
Tabula Rasa HealthCare, Inc., a Delaware corporation (hereinafter called the “Corporation”) does hereby certify as follows:
(1)   ~~ONE:~~ The ~~original name of this company is Tabula Rasa HealthCare, Inc. and the date of filing the~~Corporation’s original Certificate of Incorporation ~~of this company~~was filed with the Secretary of State of the State of Delaware ~~was~~on May 21, 2014 (the “Original Certificate”), which Original Certificate was amended on December 31, 2014 by the filing of a First Certificate of Amendment with the Secretary of State of the State of Delaware and further amended on September 16, 2016 by the filing of a Second Certificate of Amendment with the Secretary of State of the State of Delaware ~~(~~, and which Original Certificate, as amended, ~~the “~~was amended and restated on October 4, 2016 by the filing of the Amended and Restated Certificate of Incorporation~~“)~~ with the Secretary of State of the State of Delaware.
~~TWO: He is the duly elected and acting Chief Executive Officer of Tabula Rasa HealthCare Inc., a Delaware corporation.~~
(2)   This Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation and has been duly adopted in accordance with Section 242 and Section 245 of the General Corporation Law of the State of Delaware (“DGCL”).
(3)   ~~THREE:~~ The text of the Amended and Restated Certificate of Incorporation ~~of this company~~ is hereby ~~amended and~~ restated and further amended to read in its entirety as follows:
I.
The name of ~~this company is TABULA RASA HEALTHCARE, INC. (the “Company” or~~ the Corporation is Tabula Rasa HealthCare, Inc. (the “Corporation”)~~.~~
II.
The address of the registered office of ~~this~~the Corporation in the State of Delaware is ~~203 NE Front Street~~614 N. Dupont Hwy, Suite ~~101~~210, ~~Milford~~Dover, DE ~~19963~~19901, Kent County, State of Delaware, and the name of the registered agent of ~~this~~the Corporation in the State of Delaware at such address is Registered Office Service Company.
III.
The purpose of ~~this Company~~the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the ~~Delaware General Corporation Law (“~~DGCL~~“)~~.
IV.
A.   ~~This Company~~The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the ~~Company~~Corporation is authorized to issue is one hundred ten million (110,000,000) shares. One hundred million (100,000,000) shares shall be Common Stock, each having a par value of one hundredth of one cent ($0.0001). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one hundredth of one cent ($0.0001).
~~B.   Upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each share of Class A common stock (as defined in the Certificate of Incorporation) and of Class B common stock (as defined in the Certificate of Incorporation) of the Corporation heretofore authorized, issued and outstanding shall automatically, without any action on the part of the holder thereof, be reclassified as and converted into one share of Common Stock. Each certificate previously representing shares of Class A common stock or Class B common stock, as applicable, outstanding immediately prior to the Effective Time shall represent from and after the Effective Time the number of shares of Common Stock equal to the number of~~
Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	A-1

Appendix A
~~shares of Class A common stock or Class B common stock, as applicable, shown on the face of such certificate, and such shares of Common Stock shall have the rights specified herein.~~
~~C~~B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the ~~Company~~Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution adopted and filed in accordance with applicable law, to provide for ~~the issue of all or any of the~~, out of unissued shares of ~~the~~ Preferred Stock ~~in one or more~~that have not been designated as to series, ~~and~~for series of Preferred Stock, and with respect to each such series, to fix the number of shares in each series, and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall ~~resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series~~become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in this Second Amended and Restated Certificate of Incorporation or in such resolution or resolutions. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the ~~corporation~~Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.
~~D~~C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the ~~corporation~~Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Second Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).
V.
For the management of the business and for the conduct of the affairs of the ~~Company~~Corporation, and in further definition, limitation and regulation of the powers of the ~~Company~~Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
~~A. MANAGEMENT OF BUSINESS. The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.~~
A.   BYLAWS. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation (as amended and restated from time to time, the “Bylaws”). Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Second Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2∕3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
B.   BOARD OF DIRECTORS.
4.   Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, ~~following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), covering the offer and sale of Common Stock to the public (the “Initial Public Offering”), the directors shall be divided into three classes designated~~

A-2	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Appendix A
~~as Class I, Class II and Class III, respectively. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.~~the number of directors of the Corporation shall be as from time to time fixed by the Board of Directors, within any limitations as may be fixed by the Bylaws.
5.   ~~Notwithstanding the foregoing provisions of this section~~The term of office of all directors serving as of the effective date of this Second Amended and Restated Certificate of Incorporation shall expire at the Corporation’s 2024 annual meeting of stockholders. Each person elected as a director, whether to succeed a person whose term of office as a director has expired or to fill any vacancy, shall be elected for a term expiring at the next annual meeting of stockholders. In each case, each director shall ~~serve~~hold office until ~~his or her~~such director’s successor is duly elected and qualified or until ~~his or her~~such director’s earlier death, resignation ~~or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.~~, retirement, disqualification or removal from office.
~~C.    REMOVAL OF DIRECTORS.~~
6.   Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office; provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term expiring at the next annual meeting of stockholders. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then issued and outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate of Incorporation applicable thereto.
~~1.   Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the Initial Public Offering, neither the Board of Directors nor any individual director may be removed without cause.~~
~~2.   Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (662∕3%) of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors.~~
~~D.   VACANCIES.   Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.~~
~~E.   BYLAW AMENDMENTS. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company. Any adoption, amendment or repeal of the Bylaws of the Company by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Amended and Restated Certificate~~

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	A-3

Appendix A
~~of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (662∕3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.~~
~~F~~C.   WRITTEN BALLOTS. The directors of the ~~Company~~Corporation need not be elected by written ballot unless the Bylaws so provide.
~~G~~D.   ACTION BY STOCKHOLDERS. No action shall be taken by the stockholders of the ~~Company~~Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent or electronic transmission.
~~H~~E.   ~~ADVANCED~~ADVANCE NOTICE. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the ~~Company~~Corporation shall be given in the manner provided in the Bylaws ~~of the Company~~.
VI.
A.   The liability of the directors and officers for monetary damages for breach of fiduciary duty as a director or officer, as applicable, shall be eliminated to the fullest extent under applicable law. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer, as applicable, to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.
B.   To the fullest extent permitted ~~by~~under applicable law, the ~~Company~~Corporation is authorized to provide indemnification of  (and advancement of expenses to) directors, officers and agents of the ~~Company~~Corporation (and any other persons to which applicable law permits the ~~Company~~Corporation to provide indemnification) through ~~Bylaw provisions,~~the Bylaws, through agreements with such agents or other persons, through the vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. ~~If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.~~
C.   Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any director, officer or agent of the Corporation (or any other persons to which applicable law permits the Corporation to provide indemnification) under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
VII.
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the ~~Company~~Corporation; (B) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the ~~Company to the Company or the Company’s~~ Corporation to the Corporation or the Corporation’s stockholders or any claim for aiding and abetting such alleged breach; (C) any action asserting a claim against the ~~Company~~Corporation or any current or former director, officer or other employee of the Corporation arising pursuant to any provision of the DGCL, ~~the~~this Second Amended and Restated Certificate of Incorporation or the Bylaws ~~of the Company~~(as each may be amended from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (D) any action to interpret, apply, enforce or determine the validity of ~~the Company’s~~this Second Amended and Restated Certificate of Incorporation or the Bylaws; or (E) any other action asserting a claim against the ~~Company~~Corporation or any current or former director, officer or other employee of the Corporation governed by the internal affairs doctrine (each, a “Covered Proceeding”). If any action, the subject matter of which is a Covered Proceeding, is filed in a court other than the specified Delaware courts without the approval of the ~~Company’s~~ Board of Directors (a “Foreign Action”), the claiming party will be deemed to have consented to (1) the personal jurisdiction of the specified Delaware courts in connection with any action brought in any such courts to enforce the exclusive forum provision described above and (2) having service of process made upon such claiming party in any such enforcement action by service upon such claiming party’s counsel in the Foreign Action as agent for such claiming party. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the ~~Company~~Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VII. To the extent permitted by law, unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

A-4	Tabula Rasa HealthCare, Inc. 2023 Proxy Statement

Appendix A
VIII.
A.   The ~~Company~~Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by ~~statute~~law, except as provided in paragraph B. of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.
B.   Notwithstanding any other provisions of this Second Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the ~~Company~~Corporation required by law or by this Second Amended and Restated Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2∕3%) of the voting power of all of the then outstanding shares of capital stock of the ~~Company~~Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII.
* * * *
~~FOUR: This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Company.~~
~~FIVE: This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the DGCL. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Company.~~
IN WITNESS WHEREOF, Tabula Rasa HealthCare, Inc. has caused this Second Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this ~~4th~~[•][th] day of ~~October, 2016~~[•], 2023.
TABULA RASA HEALTHCARE, INC.
By:	~~Calvin H. Knowlton~~Brian W. Adams Chief Executive Officer

Tabula Rasa HealthCare, Inc. 2023 Proxy Statement	A-5

228 Strawbridge Drive, Moorestown, NJ 08057	1-866-648-2767	trhc.com

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**TABULA RASA HEALTHCARE, INC.**

**The Board of Directors recommends you vote FOR each of the following director nominees:**

1. Election of Directors

**Nominees:**

| | Nominee | Class | For | Withold |
|---|---|---|---|---|
| 01) | Brian W. Adams | Class I director | ☐ | ☐ |
| 02) | Kathrine O'Brien | Class I director | ☐ | ☐ |
| 03) | Michael Purcell | Class I director | ☐ | ☐ |
| 04) | Ronald Mitchell | Class III director | ☐ | ☐ |
| 05) | Derek C. Schrier | Class III director | ☐ | ☐ |
| 06) | Jonathan D. Schwartz | Class III director | ☐ | ☐ |

**The Board of Directors recommends you vote FOR the following proposals:**

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

SCAN TOVIEW MATERIALS & VOTE TABULA RASA HEALTHCARE, INC. 228 STRAWBRIDGE DRIVEMOORESTOWN, NJ 08057 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 8, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/TRHC2023You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 8, 2023. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, s ign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Proxy Statement and Annual Report are available at www.proxyvote.com.TABULA RASA HEALTHCARE, INC.Proxy for Annual Meeting of Stockholders on June 9, 2023 Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints Brian Adams with full power of substitution and power to act alone, as proxy to vote all the shares of common stock of Tabula Rasa HealthCare, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present by virtual participation at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held via live webcast at 10:00 a.m., Eastern Time on June 9, 2023 and at any adjournments, continuations, or postponements thereof.In his discretion, the proxy is authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each of the director nominees in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, FOR Proposal 5, and FOR Proposal 6.(Continued and to be signed on the reverse side.)